Filed Pursuant to Rule 424(b)(5)
Registration No. 333-295090

Prospectus Supplement

(To prospectus dated May 19, 2026)

Park Ha Biological Technology Co., Ltd.

1,133,332 Class A Ordinary Shares

Pre-Funded Warrants to Purchase up to 200,000 Class A Ordinary Shares

Up to 200,000 Class A Ordinary Shares issuable upon exercise of Pre-Funded Warrants

This is an offering of the securities of Park Ha Biological Technology Co., Ltd., a Cayman Islands exempted company.

Our Class A ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “BYAH.” On June 11, 2026, the last reported sale price of our Class A ordinary shares, par value $0.001 per share (the “Class A Ordinary Shares”), on Nasdaq was $1.05 per share.

This prospectus supplement and the accompanying base prospectus relates to an offering of an aggregate of (i) 1,133,332 Class A Ordinary Shares (the “Shares”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of up to 200,000 Class A Ordinary Shares (the “Pre-Funded Warrant Shares”), both (i) and (ii) pursuant to a Securities Purchase Agreement, dated as of June 12, 2026, between the Company and the purchasers identified on the signature pages thereto. The purchase price of each Share is $1.50. The purchase price of each Pre-Funded Warrant is $1.49999, which equals the price per Share being sold to the public in this offering, minus an exercise price of $0.00001. The Pre-Funded Warrants will be exercisable immediately after issuance and from time to time, in whole or in part, at an exercise price equal to $0.00001 per Share, and will expire when exercised in full.

A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the holder’s election prior to issuance, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. The exercise price of each Pre-Funded Warrant is equal to US$0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Subject to limited exceptions, an investor in this offering will not have the right to exercise its option to purchase additional Class A Ordinary Shares (or Pre-Funded Warrants  in lieu thereof) if the investor, together with its affiliates, would beneficially own in excess of 4.99% (or, at the investor’s election prior to issuance, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to its exercise of such option.

Our issued and outstanding share capital consists of Class A Ordinary Shares and Class B ordinary shares, par value US$0.001 per share (the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting, transfer, and conversion rights. Each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to 20 votes and is convertible into one Class A Ordinary Share. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

As of the date of this prospectus supplement, the Company has 22,317,123 Class A Ordinary Shares with one vote each on all matters to be decided by way of a poll (22,317,123 votes) and 1,052,063 Class B Ordinary Shares with 50 votes each on all matters to be decided by way of a poll (52,603,150 votes), totaling 74,920,273 votes that may be cast on a poll. Our Chairman of the Board of Directors and Chief Executive Officer, Xiaoqiu Zhang, beneficially owns 381,000 Class B Ordinary Shares, representing 7,620,000 votes on matters to be decided by way of a poll, representing approximately 57.31% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. However, we do not intend to rely on the controlled company exemptions provided under the Nasdaq listing rules. See “Prospectus Summary — Implications of Being a Controlled Company” on page S-12 of this prospectus supplement. For more information about risks relating to “controlled company,” see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares— We are a “controlled company” as defined under the Nasdaq Stock Market corporate governance rules. As a result, we will qualify for, and intend to rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to shareholders of other companies” in the 2025 Annual Report (as defined below).

We are an “emerging growth company” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares — We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.” in the 2025 Annual Report.

As of June 11, 2026, the aggregate market value of our outstanding common equity held by non-affiliates (our “public float”) was approximately $11.9 million, based on 4,493,884 Class A Ordinary Shares held by non-affiliates and a closing price of $2.65 per share on June 8, 2026. As such, we are subject to the one-third limitation of General Instruction I.B.5.

We have engaged D. Boral Capital LLC as our sole placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent has no obligation to purchase and is not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the placement agent’s fee, and proceeds to us, if any, is not presently determinable and may be substantially less than the total maximum offering amounts set forth below and throughout this prospectus. We have agreed to pay the placement agent the fee set forth in the table below and to provide reimbursement of certain expenses and certain other compensation to the placement agent. See “Plan of Distribution” of this prospectus supplement for more information regarding these arrangements.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Park Ha,” “we,” “us,” “our” and the “Company” or similar terms refer to Park Ha Biological Technology Co., Ltd., a Cayman Islands exempted company and its consolidated subsidiaries; any references to “PRC Subsidiaries” refer to Park Ha Investment (Wuxi) Co., Ltd. (“WFOE”), Jiangsu Park Ha Biological Technology Co., Ltd. (“Park Ha Jiangsu”), Shanghai Park Ha Industrial Development Co., Ltd. (“Park Ha Shanghai”), Wuxi Xinzhan Enterprise Management Consulting Co., Ltd. (“Xinzhan”), Wuxi Muchen Biotechnology Co., Ltd. (“Wuxi Muchen”), Wuxi Mufeng Biotechnology Co., Ltd. (“Wuxi Mufeng”), Wuxi Maohe Biotechnology Co., Ltd., Wuxi Aimeihui Biotechnology Co., Ltd. (“Wuxi Aimeihui”), Wuxi Manhui Biotechnology Co., Ltd. (“Wuxi Manhui”), Wuxi Bairan Biotechnology Co., Ltd. (“Wuxi Bairan”), Wuxi Ninglan Biotechnology Co., Ltd. (“Wuxi Ninglan”), Wuxi Youlan Biotechnology Co. Ltd. (“Wuxi Youlan”); any references to “VIEs” refer to variable interest entities, including Xinyuexuan Beauty Salon (“Xinyuexuan”), Aimei Hui Beauty Center (“Aimei Hui”), and Hefeng Beauty Salon (“Hefeng”); any references to “Operating Entities” refer to PRC Subsidiaries and the VIEs.

Investing in our securities being offered pursuant to this prospectus supplement involves a high degree of risk. You should carefully read and consider the “Risk Factors” set forth in our annual report on Form 20-F filed with the U.S Securities and Exchange Commission (“SEC”) on March 2, 2026, and subsequent amendments to the annual report on April 29, 2026 and May 15, 2026 (collectively, the “2025 Annual Report”), in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the U.S Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share	Per Pre-Funded Warrant	Total (assuming all Pre-Funded Warrants are exercised)
Public offering price	$1.50	1.49999	$1,999,996
Placement agent fees(1)	$0.12	0.1199992	$159,999.68
Proceeds to us, before expenses(3)	$1.38	1.3799908	$1,839,996.32

(1)	We have agreed to pay the placement agent a cash fee equal to eight percent (8.0%). We have also agreed to reimburse the placement agent for certain of their offering-related expenses. See “Plan of Distribution” of this prospectus supplement for a description of the compensation to be received by the placement agent.

We expect that delivery of the Class A Ordinary Shares and the Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or before June 15, 2026, subject to customary closing conditions.

Sole Placement Agent

D. Boral Capital LLC

The date of this prospectus supplement is June 12, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a registration statement on Form F-3 (File No. 333-295090) that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus supplement in or from certain jurisdictions may be restricted by law. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements. All statements contained in this prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the section captioned “Risk Factors” and other information that we incorporate by reference herein, including, but not limited to, the 2025 Annual Report and other SEC reports.

Business Overview

Our business primarily consists of developing our private skincare label, direct skincare products sales and franchise alliances promotions. Our “Park Ha” brand focuses on providing solutions for problematic skin. Established in 2016, the brand had its first store launched in 2017. As of October 31, 2025, 2024 and 2023, we had 22, 45 and 38 franchisees in China, of which 22, 43 and 36 franchisees operate under the store name “Park Ha”. As of October 31, 2025, 2024 and 2023, we had 0, 2 and 2 franchisees operate under a different brand name, “Geni” or “歌妮”. As of October 31, 2025, the 22 franchisees were located in the following regions: 16 in Jiangsu Province, 2 in Shandong Province, 1 in Liaoning Province, 1 in Shanxi Province, 1 in Heilongjiang Province, 1 in Hebei Province, forming a complete commercial network.

Our Operating Entities specialize in providing skincare and cosmetic products under our brand name “Park Ha” in China. Our Operating Entities develop our proprietary beauty products and offer complimentary after-sales beauty services in our physical stores. Park Ha Jiangsu, in addition to operating our seven physical stores, is the research and development center focusing on skincare products development and improvement for sensitive skin. Xinzhan leads the marketing and promotional efforts and is the entity in charge of our franchising business. Park Ha Jiangsu provides training to our franchisee staff. As part of our value-added service for our products, our directly-operated stores and franchisees offer “light beauty experience”, a quick complimentary after-sales beauty service performed in the stores. Light beauty experience is offered to our customers as an effective way to demonstrate how our products are used in order to deliver the intended results.

Our subsidiary Park Ha Jiangsu has developed a full range of “Park Ha” brand skincare products by collaborating with biological laboratories and supply chain systems to transform our technology and rich experience into cost-effective functional skincare products. Our product line ranges from basic skin physical protection, exfoliation, and sebum film repairing to surface microecological balance and anti-aging. Our product line includes nearly 70 products divided into 10 series, covering almost all categories of the skincare industry. Our signature products “Little Blue Injection Serum” and series of freeze-dried powders have been well received by consumers. Our products mainly focus on small molecule peptide compositions, such as palmitoyl pentapeptide-4, acetyl hexapeptide-8, acetyl tetrapeptide-5, saccharomyces polypeptides, fibronectin, collagen, etc. These substances have a strong permeability and can activate epidermal cells, replenish moisture and nutrients for the skin, stimulate and accelerate the synthesis of collagen, delivering various skincare effects. Our products are not medical graded products and have not been assessed by any medical regulatory authority.

Competitive Advantages

We believe that we are prepared for continued growth due to several competitive advantages:

An innovative social marketing model

We have successfully established a regional brand effect through a social marketing model. We help our franchisees organize local salon activities, build product experience models, offer awards on promotion, and take advantage of our internet promotion, to build brand awareness and drive customers to our trusted community. This, in turn, attracts additional franchisees.

To reach potential customers through social marketing, we hold interest-based community virtual events through the WeChat platform and connect people within the community who are interested in skincare products or knowledge. We promote our products according to our customers’ skincare needs. Our social marketing model is designed to stimulate potential customers’ desire to buy our products by reaching accurately targeted user groups who are interested in our products through community activities. Since this marketing is carried out within residential communities, we find it easier to build close ties to our target customers through community events in the long run, which we believe enhances our long-term customer loyalty.

A stable supply chain system

Our suppliers are located in Guangzhou, Shanghai, Zhejiang Province, and Jiangsu Province in China. The ingredients we use for the product formula are supplied by large international and national raw material companies. We also carry out functional testing and compatibility testing on the raw materials used for packaging of our products to ensure the quality of the ingredients. We conduct supplier visits and factory inspections to check whether the information they provide is accurate and reliable.

A strong and diversified management team

Our founders have extensive experience in various industries, including beauty, fashion, retail, and the internet industries. Our CEO and CTO each has over ten years of experience in the industry and plays an essential role in reaching out to potential customers. We believe that their experience, coupled with their profound understanding of the beauty industry and their passion and determination, make them effective business leaders. They are firmly committed to our mission and customer-oriented approach, helping more customers to solve skin problems.

Growth Strategies

Strengthening the development of own products

We plan to expand our partnership with scientific research institutions to develop new skincare raw materials and products. We also plan to expand the scope of services to existing customers and acquire new customers by continually making significant investments in research and development. We will continue to improve upon and expand our products and services offerings through our research and development and technology innovations. In the future, we will mainly focus on the development of small molecule peptide hydration penetration technology, as well as providing other products and technologies to solve the problem of skin moisture loss.

Intensifying our Training Practice

We plan to establish partnerships with colleges and offer beauty skills training courses within the next three years, with the aim of providing professional training and talent reserves to our franchise store employees. At present, we have 6 employees in our direct stores and encourage franchisees to provide approximately 4 to 7 employees for each store.

We have a complete beauty training system, which has been awarded by the China Hairdressing and Beauty Association and has the qualification for skill examination points. We can provide professional courses and supporting textbooks for vocational school students and in-service beauticians. Those who pass the assessment will be awarded the Association’s vocational ability evaluation certificate.

Enhancing our social media-based sales and marketing capabilities

We will continue to seek to improve brand awareness by using social media platforms, such as Douyin, RED and WeChat video, to promote our brand and attract potential future customers and franchisees.

Improving supply chain capacity

In order to meet the rapidly growing customer demand, Park Ha Jiangsu has partnered with additional third-party manufacturers to increase production and shorten the wait time. We also plan to establish partnerships with third-party warehouse and distribution centers to support our businesses.

Seeking strategic investment, acquisition and other cooperation

We plan to evaluate and selectively seek strategic alliances, investment and acquisition opportunities in the beauty industry across China by investing in incubating product patents and acquiring supply chain partners and manufacturers, as part of our long-term goal to lower production costs and increase future profit margin.

Transfers of Cash through Our Organization

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC Subsidiaries   and the residual interests from the variable interest entity (“VIEs”) under the contractual arrangements for our cash and financing requirements. Unlike typical VIE structures, these VIEs do not pay dividends or service fees to us; instead, we directly manage their operations, bear their risks, and are entitled to their residual interests. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. Under current PRC laws and regulations, our PRC Subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC Subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to their respective holding companies, nor have we made any dividends or distributions to our shareholders. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

In August 2025, Park Ha Cayman transferred US$1.4 million to WFOE as investments. Other than that, as of the date of this prospectus supplement, no cash or assets were transferred among Park Ha Cayman, its subsidiaries, and consolidated VIEs, or to investors. In addition, there have not been any dividends or distributions made by any subsidiaries to Park Ha Cayman as of the date of this prospectus supplement. Park Ha Cayman has not distributed dividends to its shareholders for PRC tax purposes as of the date of this prospectus. The cash transfer among the holding company and the Operating Entities is intended to be made through dividends, capital contributions or intercompany loans between the holding company and the Operating Entities, if needed in the future. Currently, there are no restrictions of transferring funds between our Cayman Islands holding company and subsidiary in Hong Kong. However, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to the imposition of restrictions and limitations by the PRC government on the ability of us or our subsidiaries to transfer cash or assets. Our management monitors the cash position of each entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to provide adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the applicable subsidiary in accordance with applicable PRC laws and regulations.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report and in the section titled “Risk Factors” beginning on page S-14 of this prospectus supplement.

Risks Related to this Offering

Risks and uncertainties related to this Offering include, but are not limited to, the following:

●	Since our management will have broad discretion in how we use the proceeds from this Offering, we may use the proceeds in ways with which you disagree.;

●	Future sales of our Class A ordinary shares, whether by us or our shareholders, including the Purchasers, could cause the price of our Class A ordinary shares to decline;

●	We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants;

●	Holders of the Pre-Funded Warrants will have no rights as holders of Class A ordinary shares until such holders exercise their Pre-Funded Warrants and acquire our Class A ordinary shares;

●	Purchasers who purchase our securities in this Offering pursuant to the Securities Purchase Agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement;

●	Class A ordinary shares representing a substantial percentage of our outstanding shares may be sold in this Offering, which could cause the price of our Class A ordinary shares to decline.

Risks Related to Doing Business in the PRC

●	To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets;

●	Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice, which could materially adversely affect our business;

●	The PRC government may intervene or influence our operations at any time and with no advance notice, or may exert more oversight and control over our operations, and offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless;

●	The approval or filing of the CSRC or other PRC regulatory agencies may be required to maintain our listing status or conduct future offshore securities offerings;

●	The continued U.S. regulatory and legislative focus, including the enactment of the HFCAA, may adversely affect the market price of our Class A Ordinary Shares and may eventually require us to delist our securities from the U.S. markets;

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering;

●	We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries and the residual interests from the VIEs under the contractual arrangements to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Entities to make payments to us could have a material and adverse effect on our ability to conduct our business;

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws;

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within China;

●	Fluctuations in currency exchange rates could have a material and adverse effect on the value of your investment;

●	Governmental regulations on currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment;

●	Changes in PRC political, economic and governmental policies may have an adverse impact on our business;

●	Failure to comply with PRC laws and regulations related to labor and employee benefits may subject us to penalties or additional cost;

●	The PRC Labor Contract Law, increased labor costs or other factors affecting our labor force in the PRC may adversely affect our business and results of operations;

●	PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies may delay or prevent us from using the proceeds from any future financings to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business;

●	Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions;

●	We may be classified as a PRC resident enterprise for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our shareholders; and

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to change their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry, include but are not limited to the following:

●	The Operating Entities operate in a dynamic industry and have a limited operating history. Our historical results of operations and financial performance may not be indicative of future performance;

●	The beauty industry is highly competitive. If we are unable to compete effectively, we may lose our market share and our business, results of operations and financial condition may be materially and adversely affected;

●	Our success is dependent on the continued popularity of our products and our ability to anticipate and respond to changes in industry trends and consumer preferences and behavior in a timely manner;

●	Our business depends, in part, on the quality, effectiveness and safety of our products;

●	If we are unable to provide superior customer experiences, our business and reputation may be materially and adversely affected;

●	We rely on a limited number of suppliers to provide us with the raw materials and ingredients we use for the products. We may not be able to obtain such supplies at competitive prices during times of high demand, which could have a material adverse effect on our business, financial condition and results of operations;

●	We derive a significant portion of our revenue from a few major customers. Any significant decrease in the demand from our largest customers for our products may materially and adversely affect our financial conditions and results of operations; and

●	Our success depends on the implementation of the franchise business model. Our growth through franchising may not occur as rapidly as we anticipate.

Risks Related to Our Ordinary Shares

Risks and uncertainties related to our ordinary shares, include but are not limited to the following:

●	There is no public market for the Pre-Funded Warrants being offered in this offering.

●	Our Chairperson of the Board of Directors and Chief Executive Officer, Ms. Xiaoqiu Zhang, has a significant influence over our Company and future corporate decisions. Her interests may not always be aligned with those of other shareholders;

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements;

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Listing Rules;

●	The trading price of the Ordinary Shares is likely to be volatile, which could result in substantial losses to investors;

●	If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud; and

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

Holding Foreign Companies Accountable Act

Trading in our securities on U.S. markets may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years because of the position taken by authorities in a foreign jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol with the CSRC and the Ministry of Finance of China. The Statement of Protocol, together with two protocol agreements governing inspections and investigations establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our auditor, WWC, P.C., is subject to inspection by the PCAOB on a regular basis and as such, it is not affected by or subject to the determinations announced by the PCAOB on December 16, 2021. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors - Risks Related to Doing Business in the PRC - The continued U.S. regulatory and legislative focus, including the enactment of the HFCAA, may adversely affect the market price of our Ordinary Shares and may eventually require us to delist our securities from the U.S. markets.”

Permissions Required from PRC Authorities

The PRC government initiated a series of regulatory actions and statements to regulate activities in the overseas securities listing in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure. On February 17, 2023, the CSRC released the Filing Rules on Overseas Listings, which have come into effect on March 31, 2023. The Filing Rules on Overseas Listings state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. According to the Filing Rules on Overseas Listings, we are required to file with the CSRC within three business days after any of our future issuance of securities on Nasdaq including follow-on offerings, issuance of convertible bonds, depositary receipts, or other securities with equity characteristics. If we fail to comply with the filing procedures stipulated in the Filing Rules on Overseas Listings after our future follow-on offerings, the CSRC may order us to rectify the violation, issue a warning, and impose a fine ranging from RMB1 million to RMB10 million. On February 24, 2023, the CSRC jointly with other relevant governmental authorities, promulgated the Confidentiality and Archives Management Provisions, which took effect on March 31, 2023. According to the Confidentiality and Archives Management Provisions, domestic companies, whether offering and listing securities overseas directly or indirectly, must strictly abide by the applicable laws and regulations when providing or publicly disclosing, either directly or through their overseas listed entities, documents and materials to securities services providers such as securities companies and accounting firms or overseas regulators in the process of their overseas offering and listing. If such documents or materials contain any state secrets or government authorities work secrets, domestic companies must obtain the approval from competent governmental authorities according to the applicable laws, and file with the secrecy administrative department at the same level with the approving governmental authority. Furthermore, the Confidentiality and Archives Management Provisions provide that securities companies and securities service providers shall fulfill the applicable legal procedures when providing overseas regulatory institutions and other relevant institutions and individuals with documents or materials containing any state secrets or government authorities work secrets or other documents or materials that, if divulged, will jeopardize national security or public interest. Since the Confidentiality and Archives Management Provisions were promulgated recently, substantial uncertainties still exist with respect to the interpretation and implementation of such provisions and how they will affect us. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— The approval or filing of the CSRC or other PRC regulatory agencies may be required to maintain our listing status or conduct future offshore securities offerings” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

Additionally, the PRC regulatory requirements regarding cybersecurity are evolving, including adopting new measures to extend the scope of cybersecurity reviews. As of the date of this prospectus supplement, neither we nor the Operating Entities has been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As of the date of prospectus, in the opinion of our PRC counsel, Jiangsu Junjin Law Firm, we are not subject to cybersecurity review or network data security review by the CAC under the amended Cybersecurity Review Measures, given that the Operating Entities are not critical information infrastructure operator s or internet platform operators that possess personal information of more than one million users or engage in data processing activities that affect or may affect national security. However, we cannot assure you that the CAC would take the same view as we do to this matter. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

As of the date of this prospectus supplement, the Operating Entities have obtained all permissions and approvals to operate their respective business, including registration of incorporation, business license, permit for opening bank account, labor and employment recordation, social insurance registration and such other permissions and approval as required by the PRC regulatory authorities. In addition, Xinzhan has completed record filing with the Ministry of Commerce of China to conduct franchise business. Such record filing shall be renewed every year. Xinzhan has also obtained a medical device operation permit, expiring on August 20, 2028, despite the fact that the devices in the stores are not medical devices and that the operation does not require such permit. As of the date of this annual report, we, and the Operating Entities have not been asked to obtain, or been denied by any PRC government authority for, permission by any other PRC government authority. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by the government authorities, the Operating Entities may be required to obtain additional licenses, permits, filings or approvals for their business operations in the future.

We manage our business operations in a prudent manner where we determine whether a particular regulatory permission or approval is required based on opinions and guidance from our in-house and external legal counsel and relevant governmental authorities, as the case may be. As of the date of this prospectus, we have not received any regulatory notice requesting us to obtain a permission or approval that we have concluded is not required. If the Operating Entities (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the Operating Entities are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Corporate Information

Our principal executive office is located at 901, Building C, Phase 2, Wuxi International Life Science Innovation Campus, 196 Jinghui East Road, Wuxi, Jiangsu Province, People’s Republic of China 214000. The telephone number of our principal executive offices is +86-400-012-7562. Our registered office is at Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our agent for service for process in the United States is Cogency Global Inc., 122 E 42nd Street 18th Floor, New York, NY 10168.

Corporate History and Structure

Park Ha Cayman is a holding company with no operations of its own, and conducts its operations in China through its PRC Subsidiaries and contractual arrangements with its VIEs based in China. The securities offered in this prospectus supplement are those of Park Ha Cayman, the holding company, not shares of its PRC Subsidiaries or the VIEs. Investors will not and may never directly hold equity interests in the PRC Subsidiaries or the VIEs.

The following diagram shows our corporate structure as of the date of this prospectus supplement.

Xinzhan was incorporated on March 31, 2016 under the laws of the PRC and is a wholly owned subsidiary of WFOE.

Park Ha Shanghai was incorporated on April 17, 2017 under the laws of the PRC and is a wholly owned subsidiary of Xinzhan.

Park Ha Jiangsu was incorporated on August 13, 2019 under the laws of the PRC and is a wholly owned subsidiary of WFOE.

Park Ha Cayman was incorporated on October 11, 2022 under the laws of the Cayman Islands in anticipation of future capital raising from international investors.

Park Ha HK was incorporated on October 25, 2022 under the laws of Hong Kong and a wholly owned subsidiary of Park Ha Cayman.

WFOE was incorporated on May 5, 2023 under the laws of the PRC and is a wholly owned subsidiary of Park Ha HK. It is a holding company and is not engaged in any business as of the date of this prospectus supplement.

In connection with the restructuring for our initial public offering, WFOE acquired 100% of the equity interest in Park Ha Jiangsu and Xinzhan.

Wuxi Muchen was incorporated on February 21, 2025 under the laws of the PRC and is a wholly owned subsidiary of Park Ha Jiangsu.

Wuxi Mufeng was incorporated on February 21, 2025 under the laws of the PRC and is a wholly owned subsidiary of Park Ha Jiangsu.

Wuxi Maohe was incorporated on December 3, 2025 under the laws of the PRC and is a wholly owned subsidiary of Xinzhan.

Wuxi Ninglan was incorporated on May 29, 2026 under the laws of the PRC and is a wholly owned subsidiary of Park Ha Jiangsu.

Wuxi Youlan was incorporated on May 29, 2026 under the laws of the PRC and is a wholly owned subsidiary of Park Ha Jiangsu.

Wuxi Bairan was incorporated on June 1, 2026 under the laws of the PRC and is a wholly owned subsidiary of Park Ha Jiangsu.

Wuxi Aimeihui was incorporated on June 8, 2026 under the laws of the PRC and is a wholly owned subsidiary of Park Ha Jiangsu.

Wuxi manhui was incorporated on June 8, 2026 under the laws of the PRC and is a wholly owned subsidiary of Park Ha Jiangsu.

Xinyuexuan Beauty Salon was incorporated on July 28, 2025 in the PRC and is 100% controlled by Park Ha Jiangsu through contractual arrangement as its VIE.

Aimei Hui Beauty Center was incorporated on August 11, 2025 in the PRC and is 100% controlled by Park Ha Jiangsu through contractual arrangement as its VIE.

Hefeng Beauty Salon was incorporated on November 27, 2025 in the PRC and is 100% controlled by Park Ha Jiangsu through contractual arrangement as its VIE.

Contractual Arrangements with the VIEs

Park Ha Cayman, through its wholly foreign-owned enterprise (“WFOE”) in the PRC, maintains contractual arrangements with Xinyuexuan, Aimeihui and Hefeng through VIEs, which enable Park Ha Cayman to control and consolidate their financial results and receive the economic benefits of the VIEs’ business operations. Park Ha Cayman does not own any equity interests in the VIEs. Under the VIE structure, Park Ha Cayman holds effective control over the VIEs’ primary economic activities and assumes the associated risks and benefits from the economic rewards through contractual arrangements, making Park Ha Cayman the primary beneficiary.

Pursuant to the operation and management agreement with the VIEs, the registered operators grant us exclusive management and control over the operation, assets, decision-making, personnel and finances of the VIEs. The registered operators of the VIEs are prohibited from independently operating, transferring, pledging, dissolving, or incurring debt on behalf of the VIEs, or otherwise interfering with our control. We are entitled to all economic benefits and bear all operational costs, debts, risks of losses.

The contractual agreements are designed to provide us with the power, rights, and obligations equivalent in all material respects to those it would possess as the principal owner of the VIEs, including absolute control rights and the rights to the assets, property, and revenue of the VIEs, for accounting purposes.

The Forward Share Split

On June 29, 2024, the Company effected a forward split of its Ordinary Shares at a ratio of 1-for-5. After the forward split, the Company was authorized to issue 2,500,000,000 Ordinary Shares and had 25,000,000 Ordinary Shares issued and outstanding.

IPO

In December 2024, we completed an initial public offering in which we offered and sold an aggregate of 1,200,000 Ordinary Shares (pre-50:1 Reverse Stock Split). Our Ordinary Shares were then listed on the Nasdaq Capital Market under the symbol “PHH.”

2025 Share Incentive Plans

On February 28, 2025 and July 7, 2025, the board of directors of the Company approved and adopted two equity incentive plans, which collectively authorized 7,500,000 Ordinary Shares (pre-50:1 Reverse Stock Split) to be issued. In March 2025 and July 2025, the Company issued a total of 7,500,000 Ordinary Shares (pre-50:1 Reverse Stock Split) to several consultants of the Company.

Receipt of Nasdaq Deficiency Notice

On September 2, 2025, the Company received a notification letter from the Listing Qualification Department of The Nasdaq Stock Market LLC indicating that the Company was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The notification was based on the closing bid price of the Company’s ordinary shares was below $1.00 per share for 30 consecutive business days from July 18, 2025 to August 28, 2025.

October 2025 Share Capital Increase and Dual Class Structure

On October 3, 2025, at the 2025 annual general meeting of shareholders (the “AGM”) of the Company, the shareholders of the Company passed resolutions to (i) increase the Company’s authorized share capital; (ii) re-classify and re-designate the Company’s authorized share capital; and (iii) adopt amended and restated memorandum and articles of association to reflect the share capital increase, the re-classification and share re-designation, and the terms of the re-classified and re-designated shares of the Company. As a result, immediately following the AGM, the Company’s authorized share capital was increased, and re-classified and re-designated from US$50,000 divided into 2,500,000,000 Ordinary Shares of par value US$0.00002 each to US$300,000 divided into 12,000,000,000 Class A Ordinary Shares of par value US$0.00002 each, with each Class A Ordinary Share entitled to one vote, and 3,000,000,000 Class B Ordinary Shares of par value US$0.00002 each, with each Class B Ordinary Share entitled to 20 votes.

Change of Trading Symbol

On September 23, 2025, our board of directors approved a change of our trading symbol from “PHH” to “BYAH”, which our board of directors believes will have a positive impact on building the Company’s long-term brand influence and enhancing our brand value. The symbol change became effective on October 28, 2025.

December 2025 Share Capital Increase

On December 26, 2025, at the 2025 extraordinary general meeting of shareholders (the “EGM”) of the Company, the shareholders of the Company passed resolutions to (i) increase the Company’s authorized share capital; and (ii) adopt amended and restated memorandum and articles of association to reflect the share capital increase. As a result, immediately following the EGM, the Company’s authorized share capital was increased from US$300,000 divided into 12,000,000,000 Class A Ordinary Shares of par value US$0.00002 each, with each Class A Ordinary Share entitled to one vote, and 3,000,000,000 Class B Ordinary Shares of par value US$0.00002 each, with each Class B Ordinary Share entitled to 20 votes, to US$3,000,000 divided into 120,000,000,000 Class A Ordinary Shares of par value US$0.00002 each, with each Class A Ordinary Share entitled to one vote, and 30,000,000,000 Class B Ordinary Shares of par value US$0.00002 each, with each Class B Ordinary Share entitled to 20 votes.

January 2026 Registered Offering

On January 28, 2026, the Company closed a best-efforts follow-on public offering of 21,875,000 units (each a “Unit”) at an offering price of US$0.112 per Unit. Each Unit consisted of one Class A Ordinary Share of the Company, par value US$0.00002 per share and one warrant to purchase one Class A Ordinary Share, or up to nine Class A Ordinary Shares pursuant to the alternative cashless exercise mechanism described therein (each, a “Warrant”). Each Warrant has an exercise price of US$0.112 per Class A Ordinary Share and is exercisable beginning on the issuance date and ending on the one-year anniversary of the issuance date.

The Company received gross proceeds of US$2.45 million, which it intends to use for the expansion of directly operated stores in China. As of the date of this prospectus supplement, none of the proceeds have been used.

Reverse Stock Split

As approved and authorized by a majority of the shareholders of at an extraordinary meeting of shareholders held on December 26, 2025, the Board of Directors of the Company subsequently approved the reverse stock split and the exact ratio of the reverse stock split on January 29, 2026. The Company filed an Amended and Restated Memorandum of Association, with the Registry of Companies of the Cayman Islands on February 4, 2026 to reduce the authorized share capital of the Company from USD 3,000,000.00 divided into divided into 150,000,000,000 ordinary shares of par value US$0.00002 each divided into (i) 120,000,000,000 Class A Ordinary Shares with a par value of US$0.00002 each with 1 vote per share and (ii) 30,000,000,000 Class B ordinary shares with a par value of US$0.00002 each with 20 votes per share to 3,000,000,000 ordinary shares of par value US$0.001 each divided into (i) 2,400,000,000 Class A Ordinary Shares with a par value of US$0.001 each with 1 vote per share and (ii) 600,000,000 Class B Ordinary Shares with a par value of US$0.001 each with 20 votes per share, the reduction at the same ratio as its reduction in the issued and outstanding shares.

On February 9, 2026, the Company announced that it expects to implement a 1-for-50 reverse stock split effective February 20, 2026, subject to the Company’s satisfaction of Nasdaq Operations notice requirements, with trading to begin on a split-adjusted basis at the market open on that day.

The reverse stock split was intended to regain compliance with the minimum bid price requirement. Our Class A Ordinary Shares began trading on an adjusted basis, reflecting the reverse stock split, on February 20, 2026, under the existing ticker symbol “BYAH.”

The numbers of shares disclosed in this “Our Corporate History and Structure” section prior to this subsection “The Reverse Stock Split” have not been adjusted to reflect the reverse stock split. Unless otherwise indicated, all information elsewhere in this annual report reflects the reverse stock split.

Nasdaq Compliance

On March 6, 2026, the Company received a written notice from Nasdaq Stock Market LLC indicating that the Company had regained compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. The Nasdaq staff made this determination of compliance after the closing bid price of the Class A Ordinary Shares was at $1.00 per share or greater for the last 10 consecutive business days, from February 20, 2026 through March 5, 2026. Accordingly, the Company regained compliance with Nasdaq Listing Rule 5550(a)(2) and Nasdaq closed the matter regarding the prior bid price deficiency.

Implications of Our Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	a delay in adopting new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement is a part and may elect to take advantage of other reduced reporting requirements in future filings. Specifically, we have elected to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply under Section 102(b)(1) of the Sarbanes-Oxley Act of 2002. This election may result in our financial statements not being comparable to companies that comply with public company effective dates.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act establishing insider liability for profits realized from any “short-swing” trading transaction.

In addition, as a foreign private issuer, the Nasdaq listing rules allow us to follow corporate governance practice in our home country, the Cayman Islands, with respect to certain corporate governance requirements. We intend to rely on certain “foreign private issuer” exemption under the Nasdaq listing rules. Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus supplement by reference.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the Nasdaq Listing Rules because Ms. Xiaoqiu Zhang, our Chairperson of the board of directors and chief executive officer, owns more than 50% of our total voting power. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq Stock Market Rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

●	a majority of our board of directors consists of independent directors;

●	our director nominees be selected or recommended solely by independent directors; and

●	we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we may elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

THE OFFERING

Securities offered by us pursuant to this prospectus supplement	1,133,332 Class A Ordinary Shares and Pre-Funded Warrants exercisable for up to 200,000 Class A Ordinary Shares.

Offering price	$1.50 per Class A Ordinary Share and $1.49999 per Pre-Funded Warrant

Total ordinary shares issued and outstanding prior to this offering:	4,543,884 Class A Ordinary Shares and 381,000 Class B Ordinary Share

Total ordinary shares issued and outstanding after this offering:	5,677,216 Class A Ordinary Shares (or 5,877,216 Class A Ordinary Shares assuming the Prefunded Warrants have been exercised in full) and 381,000 Class B Ordinary Share

Listing	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “BYAH.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-14 of this prospectus supplement, on page 13 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement, before deciding to invest in our securities.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-18 of this prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the section entitled “Risk Factors” contained in this prospectus supplement and under similar headings in the 2025 Annual Report as updated by our subsequent filings, some of which are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

The following disclosure is intended to highlight, update, or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus supplement. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in China.

Risks Related to this Offering

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

We will not receive a significant amount, or potentially any, additional funds upon the exercise of the Pre-Funded Warrants; however, any exercise of the Pre-Funded Warrants would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Each Pre-Funded Warrant may be exercised by way of a cashless exercise; meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of our Class A Ordinary Shares determined according to the formula set forth in the Pre-Funded Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants. Even if a Pre-Funded Warrant is exercised for cash, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants. To the extent such Pre-Funded Warrants are exercised, additional Class A Ordinary Shares will be issued for nominal or no additional consideration, which will result in dilution to the then existing holders of our Class A Ordinary Shares and will increase the number of shares eligible for resale in the public market.

Since our management will have broad discretion in how we use the proceeds from this Offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this Offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our Class A ordinary shares, whether by us or our shareholders, including the Purchasers, could cause the price of our Class A ordinary shares to decline.

In this Offering, the Purchasers are purchasing from us an aggregate of 1,333,332 Class A ordinary shares, including the Pre-Funded Warrants to purchase Class A ordinary shares and Class A ordinary shares issuable upon the exercise of such Pre-Funded Warrants. If our existing shareholders, including the Purchasers, sell, or indicate an intent to sell, substantial amounts of our Class A ordinary shares in the public market, the trading price of our Class A ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Class A ordinary shares could also depress the market price of our shares. A decline in the price of our Class A ordinary shares might impede our ability to raise capital through the issuance of additional Class A ordinary shares or other equity securities. In addition, the issuance and sale by us of additional Class A ordinary shares, or securities convertible into or exercisable for our Class A ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our Class A ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Class A ordinary shares issued upon the exercise of our outstanding Pre-Funded Warrants could further dilute the holdings of our then existing shareholders.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or, at the holder’s option, no cash payment at all if a cashless exercise is elected. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

Holders of the Pre-Funded Warrants will have no rights as holders of Class A ordinary shares until such holders exercise their Pre-Funded Warrants and acquire our Class A ordinary shares.

Until holders of the Pre-Funded Warrants exercise their Pre-Funded Warrants and acquire our Class A ordinary shares, such holders will have no rights with respect to our Class A ordinary shares underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of Class A ordinary shares only as to matters for which the record date occurs after the exercise date.

Purchasers who purchase our securities in this Offering pursuant to the Securities Purchase Agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this Offering under federal and state securities law, the purchasers that enter into the Securities Purchase Agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the Securities Purchase Agreement including, but not limited to: (i) timely delivery of shares; and (ii) indemnification for breach of contract, among other matters.

Class A ordinary shares representing a substantial percentage of our outstanding shares may be sold in this Offering, which could cause the price of our Class A ordinary shares to decline.

Pursuant to this Offering, we are selling an aggregate of 1,333,332 Class A ordinary shares, including 1,133,332 Class A ordinary shares and 200,000 Pre-Funded Warrant Shares. This sale and any future sales of a substantial number of Class A ordinary shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our Class A ordinary shares. We cannot predict the effect, if any, that market sales of those Class A ordinary shares or the availability of those Class A ordinary shares for sale will have on the market price of our Class A ordinary shares.

CAPITALIZATION

The following table sets forth our capitalization as of October 31, 2025:

●	on an actual basis, as derived from our audited consolidated financial statements as October 31, 2025, which are incorporated by reference into this prospectus supplement; and

●	on a pro forma as adjusted basis, to give effect to the issuance and sale of 1,333,332 Ordinary Shares (assuming all Pre-funded Warrants are exercised) at the offering price of $1.50 per Ordinary Share.

You should read this table together with our consolidated financial statements and notes included in incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of October 31, 2025
	Actual US$	Pro Forma As Adjusted(1) US$
Shareholders’ Equity:
Class A Ordinary Shares, $0.001 par value; 120,000,000 shares authorized; 296,488 shares issued and outstanding on an actual basis, 5,877,216 shares issued and outstanding on an as adjusted basis	296	5,877
Class B Ordinary Shares, $0.001 par value; 3,000,000,000 shares authorized; 381,000 shares issued and outstanding on an actual basis and as adjusted basis	381	381
Additional paid-in capital(1)	28,021,581	31,999,997
Statutory reserves	217,264	217,264
(Accumulated deficits) Retained earning	(24,178,267)	(24,178,267)
Accumulated other comprehensive loss	(66,400)	(66,400)
Total Shareholders’ Equity	$3,994,855	7,978,852
Total Capitalization	3,994,855	7,978,852

*	Additional paid-in capital reflects the sale of Ordinary Shares in this offering at a public offering price of $1.50 per share, and after deducting the placement agent fees and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only. We estimate that such net proceeds will be $1,739,996, assuming all Pre-Funded Warrants are exercised. $1,999,996 gross offering proceeds, less the placement agent fees and estimated offering expenses payable by us of approximately $259,999.68. This offering will result in an increase to additional paid-in capital of US$1,738,663 on a pro forma as adjusted basis.

The number of our Ordinary Shares to be outstanding after this offering is based on 4,543,884 Class A Ordinary Shares and 381,000 Class B Ordinary Shares outstanding as of the date of this prospectus supplement.

DILUTION

Our net tangible book value on October 31, 2025 was US$3.90 million, or US$5.76 per Ordinary Share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per shar” is net tangible book value divided by the total number of shares outstanding.

Our pro forma net tangible assets represent our total tangible assets minus total liabilities, divided by the pro forma number of outstanding Ordinary Shares. After giving effect to the sale of 1,333,332 Ordinary Shares at the offering price of US$1.50 per Ordinary Share, assuming all Pre-Funded Warrants are exercised, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as October 31, 2025 would have been US$7.89 million, or US$1.26 per Ordinary Share. This represents an immediate decrease in net tangible book value of US$4.50 per Ordinary Share to our existing shareholders and an immediate decrease in net tangible book value of US$0.24 per Ordinary Share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per Ordinary Share to shareholders after the issuance of the Ordinary Shares in this offering, assuming all Pre-Funded Warrants are exercised:

Offering price per Ordinary Share	$1.50
Net tangible book value per share as of October 31, 2025	$5.76
Decrease in net tangible book value per share attributable to this offering	$(4.5)
Pro Forma as adjusted net tangible book value per share after this offering	$1.26
Dilution per share to new investor in this offering	$0.24

The foregoing table and discussion is based on 4,543,884 Class A and 381,000 Class B Ordinary Shares outstanding as of the date hereof.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options over our Ordinary Shares.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.74 million, assuming all Pre-Funded Warrants are exercised, and after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

The Company is not subject to any contractual obligations that would require it to use the proceeds in a manner inconsistent with the registration statement.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects and other factors the Board of Directors may deem relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are an exempted company incorporated in the Cayman Islands and our corporate affairs are governed by our fourth amended and restated memorandum and articles of association, the Companies Act, and the common law of the Cayman Islands.

The following is a summary of material provisions of our amended and restated memorandum and articles of association as well as the Companies Act insofar as they relate to the material terms of the securities we are offering.

Ordinary Shares

As of the date of this prospectus, our authorized share capital is US$3,000,000 divided into 2,400,000,000 Class A Ordinary Shares of par value of US$0.001 each and 600,000,000 Class B Ordinary Shares of par value US$0.001 each. All of our shares to be issued in the offering will be issued as fully paid. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders by way of poll, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to 20 votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class A Ordinary Shares or Class B Ordinary Shares will not receive a certificate in respect of such shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares and Class B Ordinary Shares. We may not issue shares to bearer.

Subject to the provisions of the Cayman Islands Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares or Class B Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Islands Companies Act.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and the articles, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

No dividend shall bear interest as against the Company.

Voting Rights

On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and 20 votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion Rights

Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis.

Variation of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied either (a) by, or with the approval of, the directors without the consent of the holders of the shares of the affected class if the directors determine that the variation or abrogation is not materially adverse to the interests of those shareholders, or (b) with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of that class of share, provided that the necessary quorum for such meeting shall be one or more persons holding or representing by proxy one-third of the issued shares of the class, and at which any holder of shares of the class present in person or by proxy may demand a poll.

Unless otherwise expressly provided by the terms of issue of any class, the rights conferred on the holders of shares of that class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by such sum, to be divided into shares of such amount, and with such rights, privileges, priorities and restrictions attached to them as prescribed by that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	subject to the Cayman Islands Companies Act, sub-divide our shares or any of them into shares of smaller amounts than that fixed; and

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person.

Subject to the Cayman Islands Companies Act and the Articles, we may, by special resolution of our shareholders, reduce the share capital of the Company and any capital redemption reserve in any manner.

Calls on Shares

The directors may, from time to time, make calls on the shareholders in respect of some or all of any monies unpaid on their shares, whether in respect of par value or the premium payable on those shares, and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment), pay to us at the time or times so specified the amount called on his shares. The directors may revoke or postpone a call at any time. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share and the holder or joint holders of a share at the time of a call shall remain liable to pay the call on that share, notwithstanding any subsequent transfer of the share being registered by the Company. If a sum called in respect of a share is not paid before or on the day appointed for payment of that call, the shareholder from whom it is due and payable shall pay interest on the sum at such rate as the directors may determine from the day appointed for payment of the call to the time of the actual payment. The directors may, at their discretion, waive payment of the interest in full or in part.

We have a first and paramount lien on every share (whether or not it is a fully paid share). The lien is for all monies, whether presently payable or not, called or payable at a fixed time in respect of that share and for all debts, liabilities or other obligations owed, whether presently or not, by the shareholder or by one or more joint shareholders or by any of their estates to the Company.

At any time, the directors may declare any share to be wholly or in part exempt from the lien on shares provisions of the Articles. Our lien, if any, on a share shall extend to all distributions payable on it.

Unclaimed Dividend

Any dividend that remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or instalment of a call in respect of shares on the day appointed for payment, the directors may serve a notice on such shareholder naming a further date not earlier than the expiration of 14 days from the date of service on or before which the payment required by the notice is to be made and containing a statement that in the event of non-payment the shares, or any of them, will be liable to be forfeited.

If the requirements of such notice are not complied with, we may forfeit the shares together with any distributions declared payable in respect of the forfeited shares and not paid at any time before tender of payment.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit. The proceeds of any sale or disposition of the forfeited Share may be received and used by us as the directors determine.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with interest.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and to the rights attaching to any class of shares, we may by our directors:

(a)	issue shares on terms that they are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on such terms and in such manner the directors may, before the issue of those shares, determine;

(b)	purchase our own shares (including any redeemable shares) on such terms and in such manner as the directors determine;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act including out of capital; and

(d)	permit the surrender of fully paid Shares for no consideration.

When making payments in respect of redemption or purchase of shares, the directors may make such payments in cash or in kind if so authorized by the terms of issue of those shares or with the agreement of the holder of those shares.

Transfer of Shares

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered on the register of members of the Company.

Where the shares in question are not listed on or subject to the rules of Nasdaq, shares are transferable, subject to the consent of our board of directors who may, in their absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason.

If our directors refuse to register a transfer of a share, they are required, within two months after the date on which the transfer was lodged, to notify the transferee of the refusal.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records. Under Cayman Islands law, the names of our current directors can generally be obtained from a search conducted at the Registrar of Companies of the Cayman Islands.

General Meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings. We may but are not obliged to hold an annual general meeting.

Our directors may convene general meetings at such times and in such manner and places within or outside the Cayman Islands as the directors consider necessary or desirable. General meetings shall also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse.

The director convening a general meeting shall give not less than seven days’ notice of a general meeting to those shareholders whose names on the date the notice is given appear as members in our register of members and are entitled to vote at the meeting. Such director shall also give such notice to each of the directors.

A general meeting held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

A general meeting is duly constituted if, at the commencement of the meeting, there are present in person, through their authorized representative or by proxy not less than 30% of the votes of shares entitled to vote on resolutions of shareholders to be considered at the meeting. Where a quorum comprises a single shareholder or proxy, such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholders.

If, within two hours from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholders present shall be a quorum.

The chairman may, with the consent of the meeting at which a quorum is present, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

At any general meeting the chairman is responsible for deciding in such manner as considered appropriate whether any resolution proposed has been carried or not and the result of the decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution and the result shall be announced to the meeting and recorded in the minutes of the meeting. The minutes of the meeting shall be conclusive evidence of the fact that a resolution was carried or not without proof of the number or proportion of the votes recorded in favor of or against such resolution.

Preferred Shares

Pursuant to our articles, our directors have the authority to issue shares and other securities of the Company with such preferred, deferred or other special rights, restrictions or privileges whether with regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the directors may determine. We do not currently have plans to issue any preferred shares.

Directors

We may by ordinary resolution impose a maximum or minimum number of directors required to hold office at any time and vary such limits from time to time. Under the articles, we are required to have a minimum of one director.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The directors shall be entitled to such remuneration as the directors may determine.

We may in general meeting fix a minimum shareholding required to be held by a director, but unless and until so fixed a director is not required to hold shares.

A director may be removed by ordinary resolution or by a resolution of our directors.

Subject to the provisions of the articles, the office of a director shall be vacated if:

(a)	he gives notice in writing to the Company that he resigns the office of director; or

(b)	he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or;

(c)	he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	he is found to be or becomes of unsound mind; or;

(e)	all the other directors (being not less than two in number) resolve that he should be removed as a director;

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the Nasdaq corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the Nasdaq corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and our articles and any directions given by ordinary resolution, our business and affairs shall be managed by, or under the direction or supervision of, the directors. The directors shall have all the powers necessary for managing, and for directing and supervising, our business and affairs of the Company as are not by the Cayman Islands Companies Act, our articles or the terms of any special resolution required to be exercised by the shareholders. No alteration of our articles or any direction given by ordinary or special resolution shall invalidate any prior act of the directors that was valid at the time undertaken.

The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate director may not act as managing director and the appointment of a managing director shall automatically terminate if he ceases to be a director. Any such delegation may be made subject to any conditions the directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of directors shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or authorized signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorized signatories as the directors may think fit and may also authorize any such attorney or authorized signatory to delegate all or any of the powers, authorities and discretions vested in him.

The directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by the directors.

The directors may exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

No person shall be disqualified from the office of director or alternate director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any other contract or transaction entered into by or on behalf of the Company in which any director or alternate director shall be in anyway interested be or be liable to be avoided, nor shall any director or alternate director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such director holding office or of the fiduciary relation thereby established. A director (or his alternate director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director or alternate director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. A general notice that a director or alternate director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Capitalization of Profits

The directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the directors may make such provisions as they think fit in the case of shares becoming distributable in fractions.

Liquidation Rights

The shareholders may, subject to the articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the Company to be wound up voluntarily. If the Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, without prejudice to the rights of holders of shares issued upon special terms and conditions.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, together with a statement of the shares held by each shareholder, such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of Pre-Funded Warrant, the form of which will be filed as an exhibit to a current report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.00001. The Pre-Funded Warrants are immediately exercisable and have an indefinite term. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the holder’s election prior to issuance, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise, except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A Ordinary Shares after exercising the holder’s Pre-Funded Warrants up to 4.99% (or, at the holder’s election prior to issuance, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Pre- Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

The Pre-Funded Warrants may be exercised, in whole or in part, by means of cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A Ordinary Shares, upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each Class A Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Class A Ordinary Shares of the successor or acquiring corporation of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Class A Ordinary Shares for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a Pre-Funded Warrant or the rights thereunder may be transferred or assigned, in whole or in part. The ownership of the Pre-Funded Warrants and any transfers of the Pre-Funded Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange Listing

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Class A Ordinary Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of the United Kingdom but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of the United Kingdom. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette.

Court approval is not required for a merger or consolidation which is affected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, the Cayman Islands Companies Act contains statutory provisions that facilitate the reconstruction of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) at least a majority in number of the creditors or class of creditors, who must, in addition, represent at least three-fourths in value of each such creditors or class of creditors; and/or (b) shareholders or a class of shareholders representing at least three-fourths in value of the shareholders or class of shareholders, in each case that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands (the “Grand Court”). While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits and Protection of Minority Shareholders.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Grand Court can be expected to follow and apply the common law principles (namely the rule derived from the seminal English case of Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following acts in the following circumstances:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Any of our shareholders may petition the Grand Court which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up and cease doing business. Alternatively, the Grand Court may make an order: (1) regulating the conduct of our affairs; (2) requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do; (3) authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court may direct; or (4) providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

Generally, claims against us must be based on the general laws of contract or tort applicable in the Cayman Islands or individual rights as shareholders as established by our articles.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our articles permit indemnification of officers and directors for liabilities incurred in their capacities as such as a result of any act or failure to act unless such losses or damages arise from their own actual fraud or willful default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) a duty not to improperly fetter the exercise of future discretion; (iv) a duty to exercise powers fairly as between different classes of shareholders; (v) a duty to exercise independent judgment; and (vi) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. In fulfilling their duty of care to our company, our directors must ensure compliance with our articles, as amended and restated from time to time.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, there are indications that English and Commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings may also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for election of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be vacated if: (a) he gives notice in writing to the Company that he resigns the office of director; or (b) he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or; (c) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (d) he is found to be or becomes of unsound mind; or; (e) the other directors (being not less than two in number) resolve that he should be removed as a director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Listing

We have our Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “BYAH.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation.

PLAN OF DISTRIBUTION

D. Boral Capital LLC, has agreed to act as the sole placement agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement, dated June 12, 2026. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of our securities, but has agreed to use its best efforts to arrange for the sale of our securities. We have entered into the Securities Purchase Agreement, dated June 12, 2026, directly with the investors in this offering pursuant to which we plan to sell to such investors an aggregate of (i) 1,133,332 Class A Ordinary Shares and (ii) Pre-Funded Warrants exercisable for up to 200,000 Class A Ordinary Shares. We negotiated the price for the Class A Ordinary Shares and Pre-Funded Warrants offered in this offering with the investors. The factors considered in determining the price of the Class A Ordinary Shares and Pre-Funded Warrants included the recent market price of our Class A Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

Fees and Expenses

We have agreed to pay the placement agent a total cash fee equal to eight percent (8.0%) of the aggregate gross proceeds raised in this offering, and all expenses relating to the offering, including, without limitation, (a) all of the Company’s costs and expenses incident to the offering and the performance of its obligations, (ii) all clearing fees and expenses incurred by the placement agent in connection with the offering if any, and (iii) all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the placement agent, including, without limitation, the fees and expenses of the placement agent’s outside attorneys, background checks, due diligence costs and any non-accountable expenses incurred (including, but not limited to, travel, meals, rides, required licenses), irrespective of whether the offering is consummated or not; provided that, excluding expenses related to any required filings under state securities or “blue-sky” law and filings with FINRA not to exceed $70,000.

The table below reflects the total offering proceeds, before deducting the estimated offering expenses.

	Per Class A Ordinary Share	Per Pre-Funded Warrant	Total (assuming all Pre-Funded Warrants are exercised)
Public offering price	$1.50	1.49999	$1,999,996
Placement agent fees(1)	$0.12	0.1199992	$159,999.68
Proceeds to us, before expenses(3)	$1.38	1.3799908	$1,839,996.32

We estimate expenses payable by us in connection with this offering, other than the placement agent’s fees and expenses referred to above, will be $100,000.

After deducting certain fees and expenses due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be $1,739,996.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the placement agent, it will not, during the engagement period (including any extensions thereof) and additionally for a period of forty-five (45) days after the closing of the offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise, other than pursuant to a registration statement on Form S-8 for employee benefit plans of the Company in effect on the date hereof, or amendment(s) thereto.

Additionally, the Company’s directors and officers and any other holder(s) of more than 5% of the outstanding securities (and all holders of securities exercisable for or convertible into shares of Ordinary Shares) as of the effective date of the registration statement (and all holders of securities exercisable for or convertible into Ordinary Shares) shall enter into customary “lock-up” agreements in favor of placement agent pursuant to which such persons and entities shall agree, for a period of sixty (60) days after the closing of offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions, other than pursuant to existing registration rights in favor of shareholders of the Company or on Form S-8 or successor form thereto.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent participating in this offering may distribute prospectuses electronically. The placement agent may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the placement agent that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the placement agent in their capacity as placement agent, and should not be relied upon by investors.

Offering Price Determination

The actual offering price of the securities we are offering, and the exercise price of the Pre-Funded Warrants that we are offering, were negotiated between us, the placement agent and the investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Pre-Funded Warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the Class A Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other material or advertisements in connection with the Class A Ordinary Shares be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Relationships

The placement agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Listing

Our Class A Ordinary Shares is listed on Nasdaq under the symbol “BYAH.”

LEGAL MATTERS

The legality under Cayman Islands law of the securities offered by this prospectus supplement will be passed upon by Ogier. Certain federal securities law matters will be passed upon for us by Concord & Sage PC.

If legal matters in connection with offerings made pursuant to this prospectus supplement are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the years ended October 31, 2025 and 2024, which are incorporated by reference into this prospectus, have been so included in reliance on the report of WWC, P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in their annual reports on Form 20-F, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus supplement the documents listed below:

(1)	our annual report on Form 20-F for the fiscal year ended October 31, 2025 filed with the SEC on March 2, 2026, and our amendments to the annual report on Form 20-F for the fiscal year ended October 31, 2025 filed with the SEC on April 29, 2026 and May 15, 2026;

(2)	Our reports of foreign private issuer on Form 6-K filed with the SEC on March 6, 2026, March 16, 2026, and June 4, 2026 to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act;

(3)	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on December 26, 2024, the description of securities contained in exhibit 2.1 to the 2025 Annual Report filed with the SEC on March 2, 2026, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

Park Ha Biological Technology Co., Ltd.
Address: 901, Building C,
Phase 2, Wuxi International Life Science Innovation Campus,
196 Jinghui East Road
Xinwu District, Wuxi, Jiangsu Province
+86 400 012 7562
Attention: Email: ir@parkha.cn, Company Contact Person

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

Park Ha Biological Technology Co., Ltd.

$300,000,000
Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

This is an offering of the securities of Park Ha Biological Technology Co., Ltd., a Cayman Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to $300,000,000 of our class A ordinary shares of par value US$0.001 each (the “Class A Ordinary Shares”), share purchase contracts, share purchase units, warrants, debt securities, rights, and units,  or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, which we collectively refer to as the “securities.”

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “BYAH.” On April 15, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq was $1.14 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of April 15, 2026, was approximately $5.14 million, which was calculated based on 4,510,446 Class A Ordinary Shares held by non-affiliates and the price of $1.14 per share, which was the closing price of our Class A Ordinary Shares on the Nasdaq on April 15, 2026. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 13 of this prospectus and risk factors set forth in our revised Annual report on Form 20-F for the fiscal year ended October 31, 2025, filed with the SEC on May 15, 2026 (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Unless otherwise stated, as used in this prospectus, the terms “Park Ha Cayman” are to Park Ha Biological Technology Co., Ltd., any references to “we”, “us”, “our,” or the “Company” are to Park Ha Cayman, and in the context of describing our operations and consolidated financial information, to Park Ha Cayman and its subsidiaries, any references to “PRC Subsidiaries” are to Park Ha Investment (Wuxi) Co., Ltd. (“WFOE”), Jiangsu Park Ha Biological Technology Co., Ltd. (“Park Ha Jiangsu”), Shanghai Park Ha Industrial Development Co., Ltd. (“Park Ha Shanghai”), Wuxi Xinzhan Enterprise Management Consulting Co., Ltd. (“Xinzhan”), Wuxi Muchen Biotechnology Co., Ltd. (“Muchen”) and Wuxi Mufeng Biotechnology Co., Ltd. (“Mufeng”), any references to “VIEs” are to variable interest entities, including Xinyuexuan Beauty Salon (“Xinyuexuan”), Aimei Hui Beauty Center (“Aimei Hui”), and Hefeng Beauty Salon (“Hefeng”), “Operating entities” are to PRC Subsidiaries and the VIEs. The securities offered in this prospectus are shares of Park Ha Cayman, our Cayman Islands holding company, instead of securities of the Operating Entities. Investors in our securities should be aware that they may never directly hold equity interests in the Operating Entities.

Park Ha Cayman is an exempted company incorporated in the Cayman Islands. Park Ha Cayman is not a Chinese operating company, but a Cayman Islands holding company with no operations of its own, and conducts its operations through its PRC Subsidiaries and contractual arrangements with the VIEs based in China. Our contractual arrangements with the VIEs are not equivalent of an investment in the equity interest of the VIEs, and our investors may never hold equity interests in the Operating Entities. Instead, we are regarded as the primary beneficiary of the VIEs for accounting purposes, and, therefore, we are able to consolidate the financial results of the VIEs in our consolidated financial statements in accordance with U.S. GAAP. The VIE structure is not used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, because our PRC Subsidiaries and VIEs operate in industries that are not restricted or prohibited for foreign investment. See “Prospectus Summary — Corporate History and Structure — Contractual Arrangements with the VIEs” for more information.

Operations in the PRC utilizing VIEs are complicated and subject to numerous uncertainties. The VIE structure involves unique risks to investors. For instance, it may not be as effective as direct ownership in providing us with control over the VIEs, and we may incur substantial costs to enforce the terms of the arrangements. Companies also face risks and uncertainties associated with, among others, the interpretation and the application of the current and future PRC laws, regulations and rules to such contractual arrangements, as the agreements under the contractual arrangements have not been tested in a court of law. The PRC regulatory authorities could disallow the VIE structure at any time in the future, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of our securities to significantly decline or become worthless. For risks applicable to the VIE structure, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in the 2025 Annual Report.

The Operating Entities were organized in the PRC and governed by the PRC laws. Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. We are subject to certain legal and operational risks associated with being based and having operations in China, and as a result these risks may result in material changes in the operations of the Operating Entities, significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and supporting guidance (collectively, the “Filing Rules on Overseas Listings”), which came into effect on March 31, 2023. The Filing Rules on Overseas Listings state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. According to the Filing Rules on Overseas Listings, we are required to file with the CSRC within three business days after any of our future issuance of securities on Nasdaq including follow-on offerings, issuance of convertible bonds, depositary receipts, or other securities with equity characteristics. If we fail to comply with the filing procedures stipulated in the Filing Rules on Overseas Listings after our future follow-on offerings, the CSRC may order us to rectify the violation, issue a warning, and impose a fine ranging from RMB1 million to RMB10 million. As of the date of this prospectus, neither we nor the Operating Entities has been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

This is an offering of securities of the offshore Cayman Islands holding company, Park Ha Cayman. Investors in the securities are not purchasing, and may never directly hold, securities of the Operating Entities that have substantive business operations. Investing in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

In August 2025, Park Ha Cayman transferred US$1.4 million to WFOE as investments. Other than that, as of the date of this prospectus, no cash or assets were transferred among Park Ha Cayman, its subsidiaries, and consolidated VIEs, or to investors. In addition, there have not been any dividends or distributions made by any subsidiaries to Park Ha Cayman as of the date of this prospectus. Park Ha Cayman has not distributed dividends to its shareholders for PRC tax purposes as of the date of this prospectus. The cash transfer among the holding company and the Operating Entities is intended to be made through dividends, capital contributions or intercompany loans between the holding company and the Operating Entities, if needed in the future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Neither Park Ha Cayman nor any of its subsidiaries has cash management policies which dictate the purpose, amount and procedure of cash transfers between the entities. Each entity needs to comply with applicable laws or regulations with respect to transfer of funds, dividends and distributions with other entities. As a holding company, we may rely on transfer of funds, dividends and other distributions on equity paid by our subsidiaries and the residual interests from the VIEs under the contractual arrangements for our cash and financing requirements. Unlike typical VIE structures, these VIEs do not pay dividends or service fees to us; instead, we directly manage their operations, bear their risks, and are entitled to their residual interests.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profits of the company or its share premium account or a combination of both, provided that in no circumstances may a dividend be paid if, following the date on which the dividend is proposed to be paid, the company would be unable to pay its debts as they fall due in the ordinary course of business. Based on our understanding of the Hong Kong laws and regulations, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations. To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong, except as otherwise approved by competent PRC government authorities to be used to make overseas investment or lend to overseas affiliates, due to the compliance requirement by PRC governments which may limit our ability to transfer funds abroad, pay dividends or make distribution. The PRC government imposes regulations on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Furthermore, if our PRC Subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments and our cash and financing requirement may not be fully satisfied.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines it is unable to inspect or fully investigate our auditor for two consecutive years and as a result the exchange where our securities are traded may delist our securities. On December 16, 2021, the PCAOB issued a report to notify the U.S. Securities and Exchange Commission (the “SEC”) of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found it was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. On August 26, 2022, the PCAOB issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the 2021 Determination Report to the contrary. Our auditor, WWC, P.C., is subject to inspection by the PCAOB on a regular basis and as such, it is not affected by or subject to the determinations announced by the PCAOB on December 16, 2021. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

We are both an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” and “—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because our Chairperson of the board of directors and chief executive officer, Ms. Xiaoqiu Zhang, beneficially owns more than 50% of our total voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—We are a “controlled company” as defined under the Nasdaq Stock Market corporate governance rules. As a result, we will qualify for, and intend to rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to shareholders of other companies” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

Neither the U.S Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a total offering amount of $300,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Aimei Hui” are to Aimei Hui Beauty Center, an entity incorporated in the PRC and is 100% controlled by Park Ha Jiangsu through contractual arrangement as its variable interest entity (“VIE”);

●	“China,” “PRC” or “mainland China” are to the People’s Republic of China, and only when in this prospectus refers to specific laws and regulations adopted by the PRC, excluding the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

●	“Class A Ordinary Share” are to the class A ordinary shares of the Company, par value US$0.001 per share;

●	“Class B Ordinary Share” are to the class B ordinary shares of the Company, par value US$0.001 per share;

●	“Hefeng” are to Hefeng Beauty Salon, an entity incorporated in the PRC and is 100% controlled by Park Ha Jiangsu through contractual arrangement as its VIE;

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Operating Entities” are to Park Ha Jiangsu, Park Ha Shanghai, Xinzhan, Muchen, Mufeng, Xinyuexuan, and Aimei Hui Beauty.

●	“Park Ha Cayman” are to Park Ha Biological Technology Co., Ltd., a Cayman Islands exempted company limited by shares;

●	“Park Ha HK” are to Park Ha Biological Technology (HK) Co., Limited, a Hong Kong company, limited by shares, which is a wholly-owned subsidiary of Park Ha Cayman;

●	“Park Ha Jiangsu” are to Jiangsu Park Ha Biological Technology Co., Ltd., a PRC limited liability company, which is a wholly owned subsidiary of WFOE;

●	“Park Ha Shanghai” are to Shanghai Park Ha Industrial Development Co., Ltd., a PRC limited liability company, which is a wholly-owned subsidiary of Xinzhan;

●	“PRC Subsidiaries” are to WFOE, Park Ha Jiangsu, Park Ha Shanghai, Xinzhan, Muchen and Mufeng;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“shares,” “Shares” or “Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares of the Company, collectively;

●	“U.S. dollars,” “$,” “US$,” and “dollars” are to the legal currency of the United States;

●	“we,” “us,” “our Company,” “the Company,” or “our” are to Park Ha Cayman and, in the context of describing our operations and consolidated financial information, to Park Ha Cayman and its subsidiaries;

●	“WFOE” are to Park Ha Investment (Wuxi) Co., Ltd., a wholly foreign-owned enterprise in the PRC and a wholly owned subsidiary of Park Ha HK;

●	“Xinyuexuan” are to Xinyuexuan Beauty Salon, an entity incorporated in the PRC and is 100% controlled by Park Ha Jiangsu through contractual arrangement as its VIE; and

●	“Xinzhan” are to Wuxi Xinzhan Enterprise Management Consulting Co., Ltd., a PRC limited liability company, which is a wholly-owned subsidiary of WFOE.

The Operating Entities conduct business in the PRC, using Renminbi, or RMB, the legal currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that the Company is offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, the 2025 Annual Report and other SEC reports.

Business Overview

Our business primarily consists of developing our private skincare label, direct skincare products sales and franchise alliances promotions. Our “Park Ha” brand focuses on providing solutions for problematic skin. Established in 2016, the brand had its first store launched in 2017. As of October 31, 2025, 2024 and 2023, we had 22, 45 and 38 franchisees in China, of which 22, 43 and 36 franchisees operate under the store name “Park Ha”. As of October 31, 2025, 2024 and 2023, we had 0, 2 and 2 franchisees operate under a different brand name, “Geni” or “歌妮”. As of October 31, 2025, the 22 franchisees locate in the following regions: 16 in Jiangsu Province, 2 in Shandong Province, 1 in Liaoning Province, 1 in Shanxi Province, 1 in Heilongjiang Province, 1 in Hebei Province, forming a complete commercial network.

Our Operating Entities specialize in providing skincare and cosmetic products under our brand name “Park Ha” in China. Our Operating Entities develop our proprietary beauty products and offer complimentary after-sales beauty services in our physical stores. Park Ha Jiangsu, in addition to operating our seven physical stores, is the research and development center focusing on skincare products development and improvement for sensitive skin. Xinzhan leads the marketing and promotional efforts and is the entity in charge of our franchising business. Park Ha Jiangsu provides training to our franchisee staff. As part of our value-added service for our products, our directly-operated stores and franchisees offer “light beauty experience”, a quick complimentary after-sales beauty service performed in the stores. Light beauty experience is offered to our customers as an effective way to demonstrate how our products are used in order to deliver the intended results.

Our subsidiary Park Ha Jiangsu has developed a full range of “Park Ha” brand skincare products by collaborating with biological laboratories and supply chain systems to transform our technology and rich experience into cost-effective functional skincare products. Our product line ranges from basic skin physical protection, exfoliation, and sebum film repairing to surface microecological balance and anti-aging. Our product line includes nearly 70 products divided into 10 series, covering almost all categories of the skincare industry. Our signature products “Little Blue Injection Serum” and series of freeze-dried powders have been well received by consumers. Our products mainly focus on small molecule peptide compositions, such as palmitoyl pentapeptide-4, acetyl hexapeptide-8, acetyl tetrapeptide-5, saccharomyces polypeptides, fibronectin, collagen, etc. These substances have a strong permeability and can activate epidermal cells, replenish moisture and nutrients for the skin, stimulate and accelerate the synthesis of collagen, delivering various skincare effects. Our products are not medical graded products and have not been assessed by any medical regulatory authority.

Competitive Advantages

We believe that we are prepared for continued growth due to several competitive advantages:

An innovative social marketing model

We have successfully established a regional brand effect through a social marketing model. We help our franchisees organize local salon activities, build product experience models, offer awards on promotion, and take advantage of our internet promotion, to build brand awareness and drive customers to our trusted community. This, in turn, attracts additional franchisees.

To reach potential customers through social marketing, we hold interest-based community virtual events through the WeChat platform and connect people within the community who are interested in skincare products or knowledge. We promote our products according to our customers’ skincare needs. Our social marketing model is designed to stimulate potential customers’ desire to buy our products by reaching accurately targeted user groups who are interested in our products through community activities. Since this marketing is carried out within residential communities, we find it easier to build close ties to our target customers through community events in the long run, which we believe enhances our long-term customer loyalty.

A stable supply chain system

Our suppliers are located in Guangzhou, Shanghai, Zhejiang Province, and Jiangsu Province in China. The ingredients we use for the product formula are supplied by large international and national raw material companies. We also carry out functional testing and compatibility testing on the raw materials used for packaging of our products to ensure the quality of the ingredients. We conduct supplier visits and factory inspections to check whether the information they provide is accurate and reliable.

A strong and diversified management team

Our founders have extensive experience in various industries, including beauty, fashion, retail, and the internet industries. Our CEO and CTO each has over ten years of experience in the industry and plays essential roles in reaching out to potential customers. We believe that their experience, coupled with their profound understanding of the beauty industry and their passion and determination, make them effective business leaders. They are firmly committed to our mission and customer-oriented approach, helping more customers to solve skin problems.

Growth Strategies

Strengthening the development of own products

We plan to expand our partnership with scientific research institutions to develop new skincare raw materials and products. We also plan to expand the scope of services to existing customers and acquire new customers by continually making significant investments in research and development. We will continue to improve upon and expand our products and services offerings through our research and development and technology innovations. In the future, we will mainly focus on the development of small molecule peptide hydration penetration technology, as well as providing other products and technologies to solve the problem of skin moisture loss.

Intensifying our Training Practice

We plan to open vocational training schools offering beauty industry knowledge in mainland China and western provinces of China, such as Guizhou Province and Ningxia Province. The purpose of the vocational training schools will be to provide professional training to our franchisee staff. We currently have 36 employees in directly owned stores and encourage our franchisees to equip each store with around 4-7 employees.

We also intend to set up an internal training institute on beauty treatment to advance existing talents at the headquarters. We will also establish a set of complete on-the-job training system, where we partner with vocational and technical colleges to provide professional courses and textbooks and help students obtain professional qualification certificates of beautician.

Enhancing our social media-based sales and marketing capabilities

We will continue to seek to improve brand awareness by using social media platforms, such as Douyin, RED and WeChat video, to promote our brand and attract potential future customers and franchisees.

Improving supply chain capacity

In order to meet the rapidly growing customer demand, Park Ha Jiangsu has partnered with additional third-party manufacturers to increase production and shorten the wait time. We also plan to establish partnerships with third-party warehouse and distribution centers to support our businesses.

Seeking strategic investment, acquisition and other cooperation

We plan to evaluate and selectively seek strategic alliances, investment and acquisition opportunities in the beauty industry across China by investing in incubating product patents and acquiring supply chain partners and manufacturers, as part of our long-term goal to lower production costs and increase future profit margin.

Transfers of Cash through Our Organization

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC Subsidiaries and the residual interests from the VIEs under the contractual arrangements for our cash and financing requirements. Unlike typical VIE structures, these VIEs do not pay dividends or service fees to us; instead, we directly manage their operations, bear their risks, and are entitled to their residual interests. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. Under current PRC laws and regulations, our PRC Subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC Subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to their respective holding companies, nor have we made any dividends or distributions to our shareholders. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

In August 2025, Park Ha Cayman transferred US$1.4 million to WFOE as investments. Other than that, as of the date of this prospectus, no cash or assets were transferred among Park Ha Cayman, its subsidiaries, and consolidated VIEs, or to investors. In addition, there have not been any dividends or distributions made by any subsidiaries to Park Ha Cayman as of the date of this prospectus. Park Ha Cayman has not distributed dividends to its shareholders for PRC tax purposes as of the date of this prospectus. The cash transfer among the holding company and the Operating Entities is intended to be made through dividends, capital contributions or intercompany loans between the holding company and the Operating Entities, if needed in the future. Currently, there are no restrictions of transferring funds between our Cayman Islands holding company and subsidiary in Hong Kong. However, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to the imposition of restrictions and limitations by the PRC government on the ability of us or our subsidiaries to transfer cash or assets. Our management monitors the cash position of each entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to provide adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the applicable subsidiary in accordance with applicable PRC laws and regulations.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

Risks Related to Doing Business in the PRC

●	To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets;

●	Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice, which could materially adversely affect our business;

●	The PRC government may intervene or influence our operations at any time and with no advance notice, or may exert more oversight and control over our operations, and offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless;

●	The approval or filing of the CSRC or other PRC regulatory agencies may be required to maintain our listing status or conduct future offshore securities offerings;

●	The continued U.S. regulatory and legislative focus, including the enactment of the HFCAA, may adversely affect the market price of our Class A Ordinary Shares and may eventually require us to delist our securities from the U.S. markets;

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering;

●	We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries and the residual interests from the VIEs under the contractual arrangements to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Entities to make payments to us could have a material and adverse effect on our ability to conduct our business;

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws;

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within China;

●	Fluctuations in currency exchange rates could have a material and adverse effect on the value of your investment;

●	Governmental regulations on currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment;

●	Changes in PRC political, economic and governmental policies may have an adverse impact on our business;

●	Failure to comply with PRC laws and regulations related to labor and employee benefits may subject us to penalties or additional cost;

●	The PRC Labor Contract Law, increased labor costs or other factors affecting our labor force in the PRC may adversely affect our business and results of operations;

●	PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies may delay or prevent us from using the proceeds from any future financings to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business;

●	Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions;

●	We may be classified as a PRC resident enterprise for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our shareholders; and

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to change their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry, include but are not limited to the following:

●	The Operating Entities operate in a dynamic industry and have a limited operating history. Our historical results of operations and financial performance may not be indicative of future performance;

●	The beauty industry is highly competitive. If we are unable to compete effectively, we may lose our market share and our business, results of operations and financial condition may be materially and adversely affected;

●	Our success is dependent on the continued popularity of our products and our ability to anticipate and respond to changes in industry trends and consumer preferences and behavior in a timely manner;

●	Our business depends, in part, on the quality, effectiveness and safety of our products;

●	If we are unable to provide superior customer experiences, our business and reputation may be materially and adversely affected;

●	We rely on a limited number of suppliers to provide us with the raw materials and ingredients we use for the products. We may not be able to obtain such supplies at competitive prices during times of high demand, which could have a material adverse effect on our business, financial condition and results of operations;

●	We derive a significant portion of our revenue from a few major customers. Any significant decrease in the demand from our largest customers for our products may materially and adversely affect our financial conditions and results of operations; and

●	Our success depends on the implementation of the franchise business model. Our growth through franchising may not occur as rapidly as we anticipate.

Risks Related to the Our Ordinary Shares

Risks and uncertainties related to our business and industry, include but are not limited to the following:

●	Our Chairperson of the Board of Directors and Chief Executive Officer, Ms. Xiaoqiu Zhang, has a significant influence over our Company and future corporate decisions. Her interests may not always be aligned with those of other shareholders;

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements;

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Listing Rules;

●	The trading price of the Ordinary Shares is likely to be volatile, which could result in substantial losses to investors;

●	If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud; and

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

Holding Foreign Companies Accountable Act

Trading in our securities on U.S. markets may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years because of the position taken by authorities in a foreign jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol with the CSRC and the Ministry of Finance of China. The Statement of Protocol, together with two protocol agreements governing inspections and investigations establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our auditor, WWC, P.C., is subject to inspection by the PCAOB on a regular basis and as such, it is not affected by or subject to the determinations announced by the PCAOB on December 16, 2021. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors - Risks Related to Doing Business in the PRC - The continued U.S. regulatory and legislative focus, including the enactment of the HFCAA, may adversely affect the market price of our Ordinary Shares and may eventually require us to delist our securities from the U.S. markets.”

Permissions Required from PRC Authorities

The PRC government initiated a series of regulatory actions and statements to regulate activities in the overseas securities listing in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure. On February 17, 2023, the CSRC released the Filing Rules on Overseas Listings, which have come into effect on March 31, 2023. The Filing Rules on Overseas Listings state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. According to the Filing Rules on Overseas Listings, we are required to file with the CSRC within three business days after any of our future issuance of securities on Nasdaq including follow-on offerings, issuance of convertible bonds, depositary receipts, or other securities with equity characteristics. If we fail to comply with the filing procedures stipulated in the Filing Rules on Overseas Listings after our future follow-on offerings, the CSRC may order us to rectify the violation, issue a warning, and impose a fine ranging from RMB1 million to RMB10 million. On February 24, 2023, the CSRC jointly with other relevant governmental authorities, promulgated the Confidentiality and Archives Management Provisions, which took effect on March 31, 2023. According to the Confidentiality and Archives Management Provisions, domestic companies, whether offering and listing securities overseas directly or indirectly, must strictly abide by the applicable laws and regulations when providing or publicly disclosing, either directly or through their overseas listed entities, documents and materials to securities services providers such as securities companies and accounting firms or overseas regulators in the process of their overseas offering and listing. If such documents or materials contain any state secrets or government authorities work secrets, domestic companies must obtain the approval from competent governmental authorities according to the applicable laws, and file with the secrecy administrative department at the same level with the approving governmental authority. Furthermore, the Confidentiality and Archives Management Provisions provide that securities companies and securities service providers shall fulfill the applicable legal procedures when providing overseas regulatory institutions and other relevant institutions and individuals with documents or materials containing any state secrets or government authorities work secrets or other documents or materials that, if divulged, will jeopardize national security or public interest. Since the Confidentiality and Archives Management Provisions were promulgated recently, substantial uncertainties still exist with respect to the interpretation and implementation of such provisions and how they will affect us. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— The approval or filing of the CSRC or other PRC regulatory agencies may be required to maintain our listing status or conduct future offshore securities offerings” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

Additionally, the PRC regulatory requirements regarding cybersecurity are evolving, including adopting new measures to extend the scope of cybersecurity reviews. As of the date of this prospectus, neither we nor the Operating Entities has been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As of the date of prospectus, in the opinion of our PRC counsel, Jiangsu Junjin Law Firm, we are not subject to cybersecurity review or network data security review by the CAC under the amended Cybersecurity Review Measures, given that the Operating Entities are not critical information infrastructure operator s or internet platform operators that possess personal information of more than one million users or engage in data processing activities that affect or may affect national security. However, we cannot assure you that the CAC would take the same view as we do to this matter. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

As of the date of this prospectus, the Operating Entities have obtained all permissions and approvals to operate their respective business, including registration of incorporation, business license, permit for opening bank account, labor and employment recordation, social insurance registration and such other permissions and approval as required by the PRC regulatory authorities. In addition, Xinzhan has completed record filing with the Ministry of Commerce of China to conduct franchise business. Such record filing shall be renewed every year. Xinzhan has also obtained a medical device operation permit, expiring on August 20, 2028, despite the fact that the devices in the stores are not medical devices and that the operation does not require such permit. As of the date of this annual report, we, and the Operating Entities have not been asked to obtain, or been denied by any PRC government authority for, permission by any other PRC government authority. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by the government authorities, the Operating Entities may be required to obtain additional licenses, permits, filings or approvals for their business operations in the future.

We manage our business operations in a prudent manner where we determine whether a particular regulatory permission or approval is required based on opinions and guidance from our in-house and external legal counsel and relevant governmental authorities, as the case may be. As of the date of this prospectus, we have not received any regulatory notice requesting us to obtain a permission or approval that we have concluded is not required. If the Operating Entities (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the Operating Entities are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Corporate Information

Our principal executive office is located at 901, Building C, Phase 2, Wuxi International Life Science Innovation Campus, 196 Jinghui East Road, Wuxi, Jiangsu Province, People’s Republic of China 214000. The telephone number of our principal executive offices is +86-400-012-7562. Our registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our agent for service for process in the United States is Cogency Global Inc., 122 E 42nd Street 18th Floor, New York, NY 10168.

Corporate History and Structure

Park Ha Cayman is a holding company with no operations of its own, and conducts its operations in China through its PRC Subsidiaries and contractual arrangements with its VIEs based in China. The securities offered in this prospectus are those of Park Ha Cayman, the holding company, not shares of its PRC Subsidiaries or the VIEs. Investors will not and may never directly hold equity interests in the PRC Subsidiaries or the VIEs.

The following diagram shows our corporate structure as of the date of this prospectus.

Xinzhan was incorporated on March 31, 2016 under the laws of the PRC and is a wholly owned subsidiary of WFOE.

Park Ha Shanghai was incorporated on April 17, 2017 under the laws of the PRC and is a wholly owned subsidiary of Xinzhan.

Park Ha Jiangsu was incorporated on August 13, 2019 under the laws of the PRC and is a wholly owned subsidiary of WFOE.

Park Ha Cayman was incorporated on October 11, 2022 under the laws of the Cayman Islands in anticipation of future capital raising from international investors.

Park Ha HK was incorporated on October 25, 2022 under the laws of Hong Kong and a wholly owned subsidiary of Park Ha Cayman.

WFOE was incorporated on May 5, 2023 under the laws of the PRC and is a wholly owned subsidiary of Park Ha HK. It is a holding company and is not engaged in any business as of the date of this annual report.

In connection with the restructuring for our initial public offering, WFOE acquired 100% of the equity interest in Park Ha Jiangsu and Xinzhan.

Wuxi Muchen was incorporated on February 21, 2025 under the laws of the PRC and is a wholly owned subsidiary of Park Ha Jiangsu.

Wuxi Mufeng was incorporated on February 21, 2025 under the laws of the PRC and is a wholly owned subsidiary of Park Ha Jiangsu.

Xinyuexuan Beauty Salon was incorporated on July 28, 2025 in the PRC and is 100% controlled by Park Ha Jiangsu through contractual arrangement as its VIE.

Aimei Hui Beauty Center was incorporated on August 11, 2025 in the PRC and is 100% controlled by Park Ha Jiangsu through contractual arrangement as its VIE.

Hefeng Beauty Salon was incorporated on November 27, 2025 in the PRC and is 100% controlled by Park Ha Jiangsu through contractual arrangement as its VIE.

Huishan District Xuanyayue (“Xuanyayue”) was incorporated on January 22, 2025 in the PRC and was 100% controlled by Park Ha Jiangsu through contractual arrangement as its VIE. Xuanyayue closed down on October 10, 2025.

Contractual Arrangements with the VIEs

Park Ha Cayman, through its wholly foreign-owned enterprise (WFOE) in the PRC, maintained contractual arrangements with Xinyuexuan, Aimeihui and Hefeng through VIEs, which enabled Park Ha Cayman to control and consolidate their financial results and receive the economic benefits of the VIEs’ business operations. Park Ha Cayman does not own any equity interests in the VIEs. Under the VIE structure, Park Ha Cayman holds effective control over the VIEs’ primary economic activities and assumes the associated risks and benefits from the economic rewards through contractual arrangements, making Park Ha Cayman the primary beneficiary.

Pursuant to the operation and management agreement with the VIEs, the registered operators grant us exclusive management and control over the operation, assets, decision-making, personnel and finances of the VIEs. The registered operators of the VIEs are prohibited from independently operating, transferring, pledging, dissolving, or incurring debt on behalf of the VIEs, or otherwise interfering with our control. We are entitled to all economic benefits and bear all operational costs, debts, risks of losses.

The contractual agreements are designed to provide us with the power, rights, and obligations equivalent in all material respects to those it would possess as the principal owner of the VIEs, including absolute control rights and the rights to the assets, property, and revenue of the VIEs, for accounting purposes.

The Forward Share Split

On June 29, 2024, the Company effected a forward split of its Ordinary Shares at a ratio of 1-for-5. After the forward split, the Company was authorized to issue 2,500,000,000 Ordinary Shares and had 25,000,000 Ordinary Shares issued and outstanding.

IPO

In December 2024, we completed an initial public offering in which we offered and sold an aggregate of 1,200,000 Ordinary Shares (pre-50:1 Reverse Stock Split). Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PHH.”

2025 Share Incentive Plans

On February 28, 2025 and July 7, 2025, the board of directors of the Company approved and adopted two equity incentive plans, which collectively authorized 7,500,000 Ordinary Shares (pre-50:1 Reverse Stock Split) to be issued. In March 2025 and July 2025, the Company issued a total of 7,500,000 Ordinary Shares (pre-50:1 Reverse Stock Split) to several consultants of the Company.

Receipt of Nasdaq Deficiency Notice

On September 2, 2025, the Company received a notification letter from the Listing Qualification Department of The Nasdaq Stock Market LLC indicating that the Company was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The notification was based on the closing bid price of the Company’s ordinary shares was below $1.00 per share for 30 consecutive business days from July 18, 2025 to August 28, 2025.

October 2025 Share Capital Increase and Dual Class Structure

On October 3, 2025, at the 2025 annual general meeting of shareholders (the “AGM”) of the Company, the shareholders of the Company passed resolutions to (i) increase the Company’s authorized share capital; (ii) re-classify and re-designate the Company’s authorized share capital; and (iii) adopt amended and restated memorandum and articles of association to reflect the share capital increase, the re-classification and share re-designation, and the terms of the re-classified and re-designated shares of the Company. As a result, immediately following the AGM, the Company’s authorized share capital was increased, and re-classified and re-designated from US$50,000 divided into 2,500,000,000 Ordinary Shares of par value US$0.00002 each to US$300,000 divided into 12,000,000,000 Class A Ordinary Shares of par value US$0.00002 each, with each Class A Ordinary Share entitled to one vote, and 3,000,000,000 Class B Ordinary Shares of par value US$0.00002 each, with each Class B Ordinary Share entitled to 20 votes.

Change of Trading Symbol

On September 23, 2025, our board of directors approved a change of our trading symbol from “PHH” to “BYAH”, which our board of directors believes will have a positive impact on building the Company’s long-term brand influence and enhancing our brand value. The symbol change became effective on October 28, 2025.

December 2025 Share Capital Increase

On December 26, 2025, at the 2025 extraordinary general meeting of shareholders (the “EGM”) of the Company, the shareholders of the Company passed resolutions to (i) increase the Company’s authorized share capital; and (ii) adopt amended and restated memorandum and articles of association to reflect the share capital increase. As a result, immediately following the EGM, the Company’s authorized share capital was increased from US$300,000 divided into 12,000,000,000 Class A Ordinary Shares of par value US$0.00002 each, with each Class A Ordinary Share entitled to one vote, and 3,000,000,000 Class B Ordinary Shares of par value US$0.00002 each, with each Class B Ordinary Share entitled to 20 votes, to US$3,000,000 divided into 120,000,000,000 Class A Ordinary Shares of par value US$0.00002 each, with each Class A Ordinary Share entitled to one vote, and 30,000,000,000 Class B Ordinary Shares of par value US$0.00002 each, with each Class B Ordinary Share entitled to 20 votes.

January 2026 Registered Offering

On January 28, 2026, the Company closed a best-efforts follow-on public offering of 21,875,000 units (each a “Unit”) at an offering price of US$0.112 per Unit. Each Unit consisted of one Class A Ordinary Share of the Company, par value US$0.00002 per share and one warrant to purchase one Class A Ordinary Share, or up to nine Class A Ordinary Shares pursuant to the alternative cashless exercise mechanism described therein (each, a “Warrant”). Each Warrant has an exercise price of US$0.112 per Class A Ordinary Share and is exercisable beginning on the issuance date and ending on the one-year anniversary of the issuance date.

The Company received gross proceeds of US$2.45 million. The Company intends to use the proceeds for the expansion of directly operated stores in China.

Reverse Stock Split

As approved and authorized by a majority of the shareholders of at an extraordinary meeting of shareholders held on December 26, 2025, the Board of Directors of the Company subsequently approved the reverse stock split and the exact ratio of the reverse stock split on January 29, 2026. The Company filed an Amended and Restated Memorandum of Association, with the Registry of Companies of the Cayman Islands on February 4, 2026 to reduce the authorized share capital of the Company from USD 3,000,000.00 divided into divided into 150,000,000,000 ordinary shares of par value US$0.00002 each divided into (i) 120,000,000,000 Class A Ordinary Shares with a par value of US$0.00002 each with 1 vote per share and (ii) 30,000,000,000 Class B ordinary shares with a par value of US$0.00002 each with 20 votes per share to 3,000,000,000 ordinary shares of par value US$0.001 each divided into (i) 2,400,000,000 Class A Ordinary Shares with a par value of US$0.001 each with 1 vote per share and (ii) 600,000,000 Class B Ordinary Shares with a par value of US$0.001 each with 20 votes per share, the reduction at the same ratio as its reduction in the issued and outstanding shares.

On February 9, 2026, the Company announced that it expects to implement a 1-for-50 reverse stock split effective February 20, 2026, subject to the Company’s satisfaction of Nasdaq Operations notice requirements, with trading to begin on a split-adjusted basis at the market open on that day.

The reverse stock split was intended to regain compliance with the minimum bid price requirement. Our Class A Ordinary Shares began trading on an adjusted basis, reflecting the reverse stock split, on February 20, 2026, under the existing ticker symbol “BYAH.”

The numbers of shares disclosed in this “Our Corporate History and Structure” section prior to this subsection “The Reverse Stock Split” have not been adjusted to reflect the reverse stock split. Unless otherwise indicated, all information elsewhere in this annual report reflects the reverse stock split.

Nasdaq Compliance

On March 6, 2026, the Company received a written notice from Nasdaq Stock Market LLC indicating that the Company had regained compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. The Nasdaq staff made this determination of compliance after the closing bid price of the Class A Ordinary Shares was at $1.00 per share or greater for the last 10 consecutive business days, from February 20, 2026 through March 5, 2026. Accordingly, the Company regained compliance with Nasdaq Listing Rule 5550(a)(2) and Nasdaq closed the matter regarding the prior bid price deficiency.

Implications of Our Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	a delay in adopting new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. Specifically, we have elected to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply under Section 102(b)(1) of the Sarbanes-Oxley Act of 2002. This election may result in our financial statements not being comparable to companies that comply with public company effective dates.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act establishing insider liability for profits realized from any “short-swing” trading transaction.

In addition, as a foreign private issuer, the Nasdaq listing rules allow us to follow corporate governance practice in our home country, the Cayman Islands, with respect to certain corporate governance requirements. We intend to rely on certain “foreign private issuer” exemption under the Nasdaq listing rules. Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the Nasdaq Listing Rules because Ms. Xiaoqiu Zhang, our Chairperson of the board of directors and chief executive officer, owns more than 50% of our total voting power. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq Stock Market Rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

●	a majority of our board of directors consists of independent directors;

●	our director nominees be selected or recommended solely by independent directors; and

●	we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we may elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Additionally, we are also subject to the following risk factors:

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we are subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports or proxy statements. Foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. In addition, we are not required to disclose detailed individual executive compensation information. On December 18, 2025, President Trump signed into law the Holding Foreign Insiders Accountable Act, which eliminates the exemption to comply with Section 16 of the Exchange Act. The new law takes effect on March 18, 2026, and requires that directors and officers of foreign private issuers to publicly report their ownership in, and transactions involving, the applicable foreign private issuer’s securities to the SEC on Forms 3, 4, and 5.

As a foreign private issuer, we are exempt from the requirements of Regulation FD which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we are subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

 USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

Our amended and restated memorandum and articles of association, which is filed as exhibit 3.1 to the Form 6-K file with the SEC on February 10, 2026, is referred to in this section as, respectively, the “memorandum” and the “articles”.

We were incorporated as an exempted company with limited liability under the Companies Act (as amended) of the Cayman Islands, or the “Cayman Islands Companies Act,” on October 11, 2022. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

We include summaries of material provisions of our memorandum and articles and the Cayman Islands Companies Act insofar as they relate to the material terms of our share capital.

Ordinary Shares

As of the date of this prospectus, our authorized share capital is US$3,000,000 divided into 2,400,000,000 Class A Ordinary Shares of par value of US$0.001 each and 600,000,000 Class B Ordinary Shares of par value US$0.001 each. All of our shares to be issued in the offering will be issued as fully paid. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders by way of poll, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to 20 votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class A Ordinary Shares or Class B Ordinary Shares will not receive a certificate in respect of such shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares and Class B Ordinary Shares. We may not issue shares to bearer.

Subject to the provisions of the Cayman Islands Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares or Class B Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Islands Companies Act.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and the articles, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

No dividend shall bear interest as against the Company.

Voting Rights

On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and 20 votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion Rights

Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis.

Variation of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied either (a) by, or with the approval of, the directors without the consent of the holders of the shares of the affected class if the directors determine that the variation or abrogation is not materially adverse to the interests of those shareholders, or (b) with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of that class of share, provided that the necessary quorum for such meeting shall be one or more persons holding or representing by proxy one-third of the issued shares of the class, and at which any holder of shares of the class present in person or by proxy may demand a poll.

Unless otherwise expressly provided by the terms of issue of any class, the rights conferred on the holders of shares of that class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by such sum, to be divided into shares of such amount, and with such rights, privileges, priorities and restrictions attached to them as prescribed by that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	subject to the Cayman Islands Companies Act, sub-divide our shares or any of them into shares of smaller amounts than that fixed; and

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person.

Subject to the Cayman Islands Companies Act and the Articles, we may, by special resolution of our shareholders, reduce the share capital of the Company and any capital redemption reserve in any manner.

Calls on Shares

The directors may, from time to time, make calls on the shareholders in respect of some or all of any monies unpaid on their shares, whether in respect of par value or the premium payable on those shares, and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment), pay to us at the time or times so specified the amount called on his shares. The directors may revoke or postpone a call at any time. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share and the holder or joint holders of a share at the time of a call shall remain liable to pay the call on that share, notwithstanding any subsequent transfer of the share being registered by the Company. If a sum called in respect of a share is not paid before or on the day appointed for payment of that call, the shareholder from whom it is due and payable shall pay interest on the sum at such rate as the directors may determine from the day appointed for payment of the call to the time of the actual payment. The directors may, at their discretion, waive payment of the interest in full or in part.

We have a first and paramount lien on every share (whether or not it is a fully paid share). The lien is for all monies, whether presently payable or not, called or payable at a fixed time in respect of that share and for all debts, liabilities or other obligations owed, whether presently or not, by the shareholder or by one or more joint shareholders or by any of their estates to the Company.

At any time, the directors may declare any share to be wholly or in part exempt from the lien on shares provisions of the Articles. Our lien, if any, on a share shall extend to all distributions payable on it.

Unclaimed Dividend

Any dividend that remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or instalment of a call in respect of shares on the day appointed for payment, the directors may serve a notice on such shareholder naming a further date not earlier than the expiration of 14 days from the date of service on or before which the payment required by the notice is to be made and containing a statement that in the event of non-payment the shares, or any of them, will be liable to be forfeited.

If the requirements of such notice are not complied with, we may forfeit the shares together with any distributions declared payable in respect of the forfeited shares and not paid at any time before tender of payment.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit. The proceeds of any sale or disposition of the forfeited Share may be received and used by us as the directors determine.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with interest.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and to the rights attaching to any class of shares, we may by our directors:

(a)	issue shares on terms that they are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on such terms and in such manner the directors may, before the issue of those shares, determine;

(b)	purchase our own shares (including any redeemable shares) on such terms and in such manner as the directors determine;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act including out of capital; and

(d)	permit the surrender of fully paid Shares for no consideration.

When making payments in respect of redemption or purchase of shares, the directors may make such payments in cash or in kind if so authorized by the terms of issue of those shares or with the agreement of the holder of those shares.

Transfer of Shares

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered on the register of members of the Company.

Where the shares in question are not listed on or subject to the rules of Nasdaq, shares are transferable, subject to the consent of our board of directors who may, in their absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason.

If our directors refuse to register a transfer of a share, they are required, within two months after the date on which the transfer was lodged, to notify the transferee of the refusal.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records. Under Cayman Islands law, the names of our current directors can generally be obtained from a search conducted at the Registrar of Companies of the Cayman Islands.

General Meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings. We may but are not obliged to hold an annual general meeting.

Our directors may convene general meetings at such times and in such manner and places within or outside the Cayman Islands as the directors consider necessary or desirable. General meetings shall also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse.

The director convening a general meeting shall give not less than seven days’ notice of a general meeting to those shareholders whose names on the date the notice is given appear as members in our register of members and are entitled to vote at the meeting. Such director shall also give such notice to each of the directors.

A general meeting held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

A general meeting is duly constituted if, at the commencement of the meeting, there are present in person, through their authorized representative or by proxy not less than 30% of the votes of shares entitled to vote on resolutions of shareholders to be considered at the meeting. Where a quorum comprises a single shareholder or proxy, such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholders.

If, within two hours from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholders present shall be a quorum.

The chairman may, with the consent of the meeting at which a quorum is present, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

At any general meeting the chairman is responsible for deciding in such manner as considered appropriate whether any resolution proposed has been carried or not and the result of the decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution and the result shall be announced to the meeting and recorded in the minutes of the meeting. The minutes of the meeting shall be conclusive evidence of the fact that a resolution was carried or not without proof of the number or proportion of the votes recorded in favor of or against such resolution.

Preferred Shares

Pursuant to our articles, our directors have the authority to issue shares and other securities of the Company with such preferred, deferred or other special rights, restrictions or privileges whether with regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the directors may determine. We do not currently have plans to issue any preferred shares.

Directors

We may by ordinary resolution impose a maximum or minimum number of directors required to hold office at any time and vary such limits from time to time. Under the articles, we are required to have a minimum of one director.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The directors shall be entitled to such remuneration as the directors may determine.

We may in general meeting fix a minimum shareholding required to be held by a director, but unless and until so fixed a director is not required to hold shares.

A director may be removed by ordinary resolution or by a resolution of our directors.

Subject to the provisions of the articles, the office of a director shall be vacated if:

(a)	he gives notice in writing to the Company that he resigns the office of director; or

(b)	he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or;

(c)	he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	he is found to be or becomes of unsound mind; or;

(e)	all the other directors (being not less than two in number) resolve that he should be removed as a director;

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the Nasdaq corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the Nasdaq corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and our articles and any directions given by ordinary resolution, our business and affairs shall be managed by, or under the direction or supervision of, the directors. The directors shall have all the powers necessary for managing, and for directing and supervising, our business and affairs of the Company as are not by the Cayman Islands Companies Act, our articles or the terms of any special resolution required to be exercised by the shareholders. No alteration of our articles or any direction given by ordinary or special resolution shall invalidate any prior act of the directors that was valid at the time undertaken.

The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate director may not act as managing director and the appointment of a managing director shall automatically terminate if he ceases to be a director. Any such delegation may be made subject to any conditions the directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of directors shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or authorized signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorized signatories as the directors may think fit and may also authorize any such attorney or authorized signatory to delegate all or any of the powers, authorities and discretions vested in him.

The directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by the directors.

The directors may exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

No person shall be disqualified from the office of director or alternate director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any other contract or transaction entered into by or on behalf of the Company in which any director or alternate director shall be in anyway interested be or be liable to be avoided, nor shall any director or alternate director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such director holding office or of the fiduciary relation thereby established. A director (or his alternate director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director or alternate director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. A general notice that a director or alternate director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Capitalization of Profits

The directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the directors may make such provisions as they think fit in the case of shares becoming distributable in fractions.

Liquidation Rights

The shareholders may, subject to the articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the Company to be wound up voluntarily. If the Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, without prejudice to the rights of holders of shares issued upon special terms and conditions.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, together with a statement of the shares held by each shareholder, such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of the United Kingdom but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of the United Kingdom. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette.

Court approval is not required for a merger or consolidation which is affected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, the Cayman Islands Companies Act contains statutory provisions that facilitate the reconstruction of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) at least a majority in number of the creditors or class of creditors, who must, in addition, represent at least three-fourths in value of each such creditors or class of creditors; and/or (b) shareholders or a class of shareholders representing at least three-fourths in value of the shareholders or class of shareholders, in each case that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands (the “Grand Court”). While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits and Protection of Minority Shareholders.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Grand Court can be expected to follow and apply the common law principles (namely the rule derived from the seminal English case of Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following acts in the following circumstances:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Any of our shareholders may petition the Grand Court which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up and cease doing business. Alternatively, the Grand Court may make an order: (1) regulating the conduct of our affairs; (2) requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do; (3) authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court may direct; or (4) providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

Generally, claims against us must be based on the general laws of contract or tort applicable in the Cayman Islands or individual rights as shareholders as established by our articles.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our articles permit indemnification of officers and directors for liabilities incurred in their capacities as such as a result of any act or failure to act unless such losses or damages arise from their own actual fraud or willful default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) a duty not to improperly fetter the exercise of future discretion; (iv) a duty to exercise powers fairly as between different classes of shareholders; (v) a duty to exercise independent judgment; and (vi) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. In fulfilling their duty of care to our company, our directors must ensure compliance with our articles, as amended and restated from time to time.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, there are indications that English and Commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings may also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for election of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be vacated if: (a) he gives notice in writing to the Company that he resigns the office of director; or (b) he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or; (c) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (d) he is found to be or becomes of unsound mind; or; (e) the other directors (being not less than two in number) resolve that he should be removed as a director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Listing

We have our Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “BYAH.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation.

Description of WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase Class A Ordinary Shares, debt securities or any combination thereof. We may issue warrants independently or together with Class A Ordinary Shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Class A Ordinary Shares, the number of Class A Ordinary Shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our Class A Ordinary Shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

Description of Debt Securities

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our Class A Ordinary Shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Park Ha Cayman. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Class A ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Park Ha Cayman, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of Park Ha Cayman; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A Ordinary Shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Class A Ordinary Shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of association.

Description of Rights

We may issue rights to purchase Class A Ordinary Shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of Class A Ordinary Shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or Class A Ordinary Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Class A Ordinary Shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

Description of UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re- allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Class A Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

We will incur a SEC registration fee of $41,430, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since October 31, 2025.

LEGAL MATTERS

We are being represented by Concord & Sage PC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands will be passed upon by Ogier. Legal matters as to PRC law will be passed upon for us by Jiangsu Junjin Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of and for the years ended October 31, 2025, 2024 and 2023, incorporated by reference into this prospectus from the 2025 Annual Report, have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of WWC, P.C., is located at 2010 Pioneer Court, San Mateo, CA 94403.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability on October 11, 2022. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, and Jiangsu Junjin Law Firm, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Cayman Islands counsel has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final and conclusive; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that the Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Our Cayman Islands counsel has informed us that the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

Jiangsu Junjin Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Jiangsu Junjin Law Firm has advised us further that there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

(1)	our annual report on Form 20-F for the fiscal year ended October 31, 2025 filed with the SEC on March 2, 2026, and our revised annual report on Form 20-F for the fiscal year ended October 31, 2025 filed with the SEC on April 29, 2026 and May 15, 2026;

(2)	Our reports of foreign private issuer on Form 6-K filed with the SEC on March 6, 2026, and March 16, 2026, to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act;

(3)	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on December 26, 2024, the description of securities contained in exhibit 2.1 to the 2025 Annual Report filed with the SEC on March 2, 2026, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our revised annual report on Form 20-F for the fiscal year ended October 31, 2025 filed with the SEC on May 15, 2026, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Park Ha Biological Technology Co., Ltd.
Address: 901, Building C,
Phase 2, Wuxi International Life Science Innovation Campus,
196 Jinghui East Road
Xinwu District, Wuxi, Jiangsu Province
+86 400 012 7562
Attention: Email: ir@parkha.cn, Company Contact Person

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

1,133,332 Class A ordinary shares

Pre-Funded Warrants to Purchase up to 200,000 Class A ordinary shares

Up to 200,000 Class A ordinary shares issuable upon exercise of Pre-Funded Warrants

Park Ha Biological Technology Co., Ltd.

PROSPECTUS

D. Boral Capital

June 12, 2026